SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.           )

Filed by Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-12

Koger Equity, Inc.

(Name of Registrant as Specified in its Charter)

(Name of person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No Fee Required

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 28, 2004

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of shareholders of Koger Equity, Inc. to be held Thursday, June 3, 2004 at 9:00 a.m. local time. The meeting will take place at the Boca Raton Marriott, located at 5150 Town Center Circle, Boca Raton, Florida.

The attached proxy statement, with formal notice of the meeting on the first page, describes the matters expected to be acted upon at the Annual Meeting. We urge you to review these materials carefully and to use this opportunity to take part in the company’s affairs by voting on the matters described in the proxy statement. At the Annual Meeting, we will also review Koger’s operations, report on 2003 financial results and discuss Koger’s plans for the future. Our Directors and management team will be available to answer any questions you may have. We hope that you will be able to attend.

Your vote is important to us. Whether you plan to attend the meeting or not, please either complete the enclosed proxy card and return it as promptly as possible, or vote via the Internet or by calling the toll-free telephone number. The enclosed notice of the Annual Meeting of shareholders, proxy statement and proxy card each contain instructions regarding all three methods of voting. If you attend the Annual Meeting, you may continue to have your shares voted as instructed in the proxy or you may withdraw your proxy at the meeting and vote your shares in person.

Thank you for your continued support and interest in Koger Equity, Inc.

Sincerely,

Victor A. Hughes, Jr.

Chairman of the Board

Thomas J. Crocker

Chief Executive Officer

KOGER EQUITY, INC.

225 NE Mizner Boulevard, Suite 200
Boca Raton, Florida 33432
(561) 395-9666

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Thursday, June 3, 2004
Time: 9:00 a.m.

Place:	Boca Raton Marriott
5150 Town Center Circle
Boca Raton, Florida

Dear Shareholder:

      At our Annual Meeting, we will ask you:

1.	To elect a board of seven (7) Directors to serve for the ensuing year and until their respective successors are elected and qualified;

2.	To ratify the selection of Deloitte & Touche LLP as independent accountants for the Company for the fiscal year ending December 31, 2004;

3.	To approve the Company’s proposal to amend the Company’s amended and restated articles of incorporation to change the Company’s name to “CRT Properties, Inc.;”

4.	To approve the Company’s proposal to amend the Company’s amended and restated 1998 Equity and Cash Incentive Plan to authorize grants of a new type of stock-based award; and

5.	To transact any other business that may properly be presented at the Annual Meeting.

      If you were a shareholder of record at the close of business on March 26, 2004, you may vote at the Annual Meeting.

      If you do not plan to attend the meeting and vote your common shares in person, please cast your vote in one of the following ways:

1.	go to the website address shown on the proxy card and vote over the Internet;

2.	use the toll-free telephone number shown on the proxy card; or

3.	mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope according to the instructions printed on the card.

      Any proxy may be revoked at any time prior to its exercise by delivery of a later-dated proxy or by voting in person at the Annual Meeting.

      Enclosed is a copy of the Koger Equity, Inc. Annual Report for the year ended December 31, 2003, which reports financial and other information.

By Order of the Board of Directors

William J. Wedge, Esq.
Secretary

April 28, 2004

i

ii

iii

April 28, 2004

KOGER EQUITY, INC.

225 NE Mizner Boulevard, Suite 200

Boca Raton, Florida 33432
(561) 395-9666

PROXY STATEMENT

      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Koger Equity, Inc. for use at the 2004 Annual Meeting of shareholders to be held on Thursday, June 3, 2004 at 9:00 a.m. local time, and at any adjournments or postponements of the Annual Meeting. The meeting will take place at the Boca Raton Marriott, 5150 Town Center Circle, Boca Raton, Florida. This proxy statement, accompanying proxy card and the Koger Equity 2003 Annual Report, which includes our financial statements, are first being mailed to holders of our common shares on or about April 28, 2004.

      This proxy statement summarizes the information you need to know to vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may follow the voting instructions on the enclosed proxy card. In this proxy statement, Koger Equity, Inc. is generally referred to as “We,” “Koger Equity” or the “Company.”

      The attached proxy card indicates the number of shares of common stock of Koger Equity that you own. In this proxy statement, outstanding shares of Koger Equity common stock are sometimes referred to as the “Shares.”

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

AND RELATED PROXY MATERIALS

Why am I receiving this proxy statement and proxy card?

      You are receiving a proxy statement and proxy card from us because you owned Shares at the close of business on the March 26, 2004 record date for the Annual Meeting. This proxy statement describes matters on which we would like you, as a shareholder, to vote. It also gives you information on these matters so that you can make an informed decision.

      When you sign and return the proxy card or vote by telephone or over the Internet, you appoint Thomas J. Crocker, Victor A. Hughes, Jr. and James C. Teagle, and each of them individually, as your representatives at the meeting. Messrs. Crocker, Hughes and Teagle will vote your Shares at the Annual Meeting as you have instructed them on the proxy card or via the telephone or Internet vote. This way, your Shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is a good idea to complete, sign and return the enclosed proxy card in advance of the Annual Meeting just in case your plans change. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

      If a matter comes up for vote at the Annual Meeting that is not described in this proxy statement or listed on the proxy card, Messrs. Crocker, Hughes and Teagle will vote your Shares, under your proxy, in their discretion.

What is being voted on at the Annual Meeting?

      At the Annual Meeting, shareholders entitled to vote will act upon the following matters as set forth in the accompanying notice of meeting:

•	the election of all of the Directors;

•	the ratification of Deloitte & Touche LLP as the Company’s independent accountants;

•	the proposed amendment to the Company’s amended and restated articles of incorporation to effect the change of the Company’s name to CRT Properties, Inc.;

•	the proposed amendment to the Company’s amended and restated 1998 Equity and Cash Incentive Plan to authorize grants of a new type of stock-based award; and

•	any other matters that may properly come before the meeting.

Who is entitled to vote?

      All holders of record of Shares at the close of business on March 26, 2004 are entitled to receive notice of the Annual Meeting and to vote the Shares held by them on the record date. Each outstanding Share entitles its holder to cast one vote for each matter to be voted upon. Holders of our 8 1/2% Series A Cumulative Redeemable Preferred Stock are not entitled to vote at the Annual Meeting.

May I attend the meeting?

      All holders of record of the Shares at the close of business on the record date, or their designated proxies, are entitled to attend the Annual Meeting.

What constitutes a quorum in order to hold and transact business at the Annual Meeting?

      Consistent with state law and the Company’s by-laws, the presence, in person or by proxy, of holders of at least a majority of the total number of Shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. As of the record date, there were 26,837,085 Shares outstanding and entitled to vote at the Annual Meeting. Shares held of record by shareholders or their nominees who do not vote by proxy or attend the Annual Meeting in person will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Proxies that withhold authority or reflect abstentions or “broker non-votes” will be counted for purposes of determining whether a quorum is present. “Broker non-votes” are proxies received from brokerage firms or other nominees holding Shares on behalf of their clients who have not been given specific voting instructions from their clients and that are not voted or are not permitted to be voted by brokerage firms or nominees. See “Will my Shares be voted if I do not sign and return my proxy card?”

How do I vote?

      Voting by Holders of Shares Registered in the Name of a Brokerage Firm, Bank or Other Nominee. If your Shares are held by a brokerage firm, bank or other nominee (i.e., in “street name”), you will receive directions from your nominee that you must follow in order to have your Shares voted. “Street name” shareholders who wish to vote in person at the Annual Meeting will need to obtain a proxy form from the brokerage firm or other nominee that holds their Shares of record.

      Voting by Holders of Shares Registered Directly in the Name of the Shareholder. If you hold your Shares in your own name as a holder of record, you may vote in person at the Annual Meeting or instruct the proxy holders named in the enclosed proxy card how to vote your Shares by:

•	Internet: You can go to the website address shown on the proxy card and vote over the Internet;

•	Telephone: You can use the toll-free telephone number shown on the proxy card; or

•	Mail: You can mark, sign, date and return the proxy card in the postage-paid envelope that we have provided to you. Please note that if you vote over the Internet or by telephone, you do not need to return your proxy card.

      All valid proxies received and not revoked prior to the Annual Meeting will be voted in accordance with the shareholders’ instructions.

What are the Board’s recommendations?

      If no instructions are indicated on your valid proxy, the representatives holding proxies will vote in accordance with the recommendations of the Board of Directors. In summary, the Board of Directors recommends a vote:

•	FOR the election of each of the seven nominees for Director;

•	FOR the ratification of Deloitte & Touche LLP as the Company’s independent accountants;

•	FOR the adoption of the proposed amendment to the Company’s amended and restated articles of incorporation to effect the change of the Company’s name to CRT Properties, Inc.; and

•	FOR the adoption of the proposed amendment to the Company’s amended and restated 1998 Equity and Cash Incentive Plan to authorize grants of a new type of stock-based award.

Will other matters be voted on at the Annual Meeting?

      We are not aware of any other matters to be presented at the Annual Meeting other than those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, proxies will be voted in accordance with the best judgment of your proxy holders.

Will my vote be confidential?

      We keep all the proxies, ballots and voting tabulations private as a matter of practice. We only let our Inspectors of Election, representatives of Wells Fargo Bank, N.A. and certain employees of our independent tabulating agent, Morrow & Co., Inc., examine these documents. The Inspectors of Election will not disclose your vote to management unless it is necessary to meet legal requirements. The Inspectors of Election will, however, forward to management any written comments you make, on the proxy card or elsewhere.

Can I revoke or change my proxy instructions?

      You may revoke or change your proxy at any time before it has been exercised by:

•	voting by telephone or over the Internet at a later date or sending in another proxy card with a later date;

•	notifying the Secretary of the Company at 225 NE Mizner Boulevard, Suite 200, Boca Raton, Florida 33432 in writing before the Annual Meeting that you have revoked your proxy; or

•	appearing in person and voting by ballot at the Annual Meeting.

      Any shareholder of record as of the record date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence of a shareholder at the Annual Meeting without further action will not constitute revocation of a previously given proxy.

What vote is required to elect the Directors?

      The election of Directors will be determined by a plurality of the votes cast at the Annual Meeting if a quorum is present. This means that the seven nominees receiving the highest number of “yes votes” will be elected as Directors. Votes may be cast FOR or WITHHELD FROM each nominee. Votes cast FOR the nominees will count as “yes votes”; votes that are WITHHELD FROM the nominees will be excluded entirely from the vote and will have no effect.

What vote is required to approve the other proposals?

•	Under state law and the Company’s by-laws, the affirmative vote of a majority of all the votes cast at the Annual Meeting is required to approve proposals to (i) ratify Deloitte & Touche LLP as the Company’s independent accountants, (ii) adopt the amendment to the Company’s amended and restated articles of incorporation to effect the change of the Company’s name to CRT Properties, Inc. and (iii) adopt the amendment to the Company’s amended and restated 1998 Equity and Cash Incentive Plan to authorize grants of a new type of stock-based award. This means that, assuming a quorum is present, the number of “yes votes” cast at the meeting for the proposal must exceed the number of “no votes” cast at the meeting in order for this proposal to be approved. Votes may be cast FOR or AGAINST this proposal. Votes cast FOR the proposal will count as “yes votes” and votes cast AGAINST the proposal will count as “no votes.” Both “yes votes” and “no votes” are counted as votes cast. Neither abstentions nor broker non-votes are treated as votes cast under Florida law.

•	Under the rules of the NYSE an additional voting requirement applies to the proposal to amend the amended and restated 1998 Equity and Cash Incentive Plan as follows: (1) the number of “yes votes” cast at the meeting for this proposal must be at least a majority of all votes cast (including both “no votes” and abstentions); and (2) the total number of votes cast with respect to this proposal (regardless of whether they are “yes votes,” “no votes” or abstentions) must represent more than 50% of all of the shares entitled to vote on the proposal. The NYSE treats “yes votes,” “no votes” and abstentions as votes cast, but does not treat “broker non-votes” as votes cast. Because the proposal to amend the amended and restated 1998 Equity and Cash Incentive Plan is a non-routine matter under NYSE rules, brokerage firms, banks and other nominees who hold shares on behalf of their clients in “street name” are not permitted to vote the shares if the clients do not provide instructions (either vote FOR, or vote AGAINST or ABSTAIN) on this proposal. Accordingly, if a majority of the shares entitled to vote are recorded as “broker non-votes” on this proposal, the proposal will not be approved even if all of the shares voted are “yes votes.”

      If your Shares are held in “street name” and you do not give instructions to the brokerage firm, bank or other nominee who holds Shares on your behalf with respect to the proposal to amend the amended and restated 1998 Equity and Cash Incentive Plan, such brokerage firm, bank or other nominee does not have authority under the NYSE rules to vote your Shares, and must leave your Shares unvoted on that particular proposal.

Will my Shares be voted if I do not sign and return my proxy card?

      If your Shares are held in “street name” and you fail to give instructions as to how you want your Shares voted, such failure is sometimes called a “non-vote,” the brokerage firm, bank or other nominee who holds Shares on your behalf may in certain circumstances, but is not required to, vote your Shares in their discretion.

      With respect to “routine” matters, such as the election of Directors, ratification of independent accountants and certain other matters, including the proposed amendment of the Company’s amended and restated articles of incorporation to change the Company’s name, a brokerage firm or other nominee has authority under the NYSE rules to vote its clients’ Shares if the clients do not provide instructions. When a brokerage firm or other nominee votes its clients’ Shares on routine matters without receiving voting instructions, these Shares are counted both for establishing a quorum to conduct business at the Annual Meeting and for determining the number of Shares voted FOR or AGAINST such routine matters.

      If you do not vote your proxy, your brokerage firm or other nominee may either:

•	vote your Shares on the routine matters presented in Proposals 1, 2 and 3; or

•	leave your Shares unvoted altogether.

      We encourage you to provide instructions to your brokerage firm or other nominee by voting your proxy. This action ensures that your Shares will be voted at the meeting.

What other information should I review before voting?

      Our 2003 Annual Report, including financial statements for the fiscal year ended December 31, 2003, is included in the mailing with this proxy statement. The Annual Report, however, is not part of the proxy solicitation material. A copy of our Annual Report filed with the Securities and Exchange Commission (the “SEC”) on Form 10-K, including the financial statements and the financial statement schedules, may be obtained without charge by:

•	writing to the Secretary of the Company at the following address: 225 NE Mizner Boulevard, Suite 200, Boca Raton, Florida 33432;

•	accessing the EDGAR database at the SEC’s website at www.sec.gov;

•	going to Koger Equity’s website at www.koger.com; or

•	contacting the SEC by telephone at (800) SEC-0330.

Where can I find the voting results of the Annual Meeting?

      We will announce preliminary voting results at the Annual Meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2004. This quarterly report is required to be filed with the SEC by August 9, 2004. A copy of this quarterly report may be obtained without charge by any of the means outlined above for obtaining a copy of the Annual Report on Form 10-K.

What is householding?

      The SEC rules allow for householding, which is the delivery of a single proxy statement and annual report to shareholders to an address shared by two or more shareholders. This delivery method is referred to as householding. A single copy of the Annual Report and of the proxy statement will be sent to multiple shareholders who share the same address unless the Company has received contrary instructions from one or more of the shareholders.

      If you prefer to receive a separate copy of the proxy statement or the Annual Report, please write to Investor Relations, Koger Equity, Inc., 225 NE Mizner Boulevard, Suite 200, Boca Raton, Florida 33432 or telephone our Investor Relations Department at (561) 395-9666, and we will promptly send you separate copies. If you are currently receiving multiple copies of the proxy statement and Annual Report at your address and would prefer to receive only a single copy of each to be delivered thereto, you may contact the Company at the address or telephone number provided above.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

The Board of Directors

      The Board of Directors is currently comprised of seven members. The Board of Directors oversees the business and affairs of Koger Equity and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The Directors keep themselves informed through discussions with the Chairman, key executive officers and the Company’s principal external advisers (legal counsel, auditors, investment bankers and other consultants), by reading reports and other materials that are sent to them and by participating in Board and committee meetings.

      The Board of Directors has determined that the following members of the Board, which constitute a majority thereof, are independent, as that term is defined under the independence standards of the New York Stock Exchange: Messrs. Aloian, Bishop, Hiley, Hughes, Staudter and Teagle. The Board has adopted categorical standards to assist it in making determinations of independence. All Directors identified as independent in this proxy statement meet these standards. A copy of these standards is included in paragraph 3 of the Guidelines which are available on the Company’s website at www.koger.com under the Investor Relations section.

      Under the Guidelines, Directors are expected to attend all meetings of the Board of Directors and all meetings of Board committees on which they serve. The independent Directors meet in executive session with no members of management present prior to each regularly scheduled meeting of the Board of Directors. The Board of Directors met seven times in 2003. Each of the Directors attended at least 75% of the Board of Directors meetings and meetings held by committees of the Board of Directors of which they were members.

Director Attendance at Annual Meeting

      The Board has determined that it is in the best interest of the Company for all members of the Board of Directors to attend the Annual Meeting of shareholders. All of the Company’s Directors attended the 2003 Annual Meeting of shareholders.

Committees of the Board

      The Audit Committee. The purpose of the Audit Committee is to (i) assist the Board in fulfilling its responsibility to oversee management in (a) the conduct of the Company’s financial reporting process, including overseeing the integrity of the financial statements and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, (b) the Company’s compliance with legal and regulatory requirements, (c) independent auditors’ qualifications and independence, (d) the performance of the Company’s internal audit function and its systems of internal accounting and financial controls, and (e) the Company’s Code of Business Conduct and Ethics as established by the Board and (ii) prepare the Audit Committee report required to be included in the Company’s annual proxy statement. In addition, the responsibilities of the Audit Committee are further described in its Charter. The Audit Committee is presently composed of: George F. Staudter, Chairperson and “Audit Committee Financial Expert” under SEC rules, Benjamin C. Bishop, Jr. and D. Pike Aloian.

      The Board of Directors has determined that (i) each of the Audit Committee members is independent, as that term is defined under the enhanced independence standards for audit committee members in the Securities Exchange Act of 1934 and rules thereunder, as amended, as incorporated into the listing standards of the New York Stock Exchange; and (ii) each of the Audit Committee members is financially literate as such qualification is interpreted in the Board’s business judgment. The functions of the Audit Committee are further described under “Report of the Audit Committee” beginning on page 25 of this proxy statement.

      The Audit Committee met eleven times in 2003 and members of the Audit Committee consulted with the officers of the Company, the firm which provides internal audit services and the independent auditors at various times throughout the year. On February 26, 2004, the Board of Directors adopted a new Charter for the Audit Committee, which is attached as Appendix A to this proxy statement, and which may be found on the Company’s website at www.koger.com under the Investor Relations section.

      The Compensation Committee. The Compensation Committee is responsible for (i) determining appropriate compensation levels for the Company’s executive officers; (ii) evaluating officer and Director compensation plans, policies and programs; (iii) reviewing benefit plans for officers and employees; and (iv) producing an annual report on executive compensation for inclusion in the proxy statement. The

Compensation Committee is presently composed of: Benjamin C. Bishop, Jr., Chairperson, D. Pike Aloian, and George F. Staudter. The Board of Directors has determined that each of the Compensation Committee members is independent as that term is defined in the listing standards of the New York Stock Exchange. The Compensation Committee’s Report on Executive Compensation begins on page 20 of this proxy statement. The Compensation Committee also reviews, approves and administers the Company’s incentive compensation plans and equity-based compensation plans and has sole authority for awards under such plans, including timing, pricing and amount. The Compensation Committee also reviews and recommends to the Board for approval the compensation of Directors. The Compensation Committee met fourteen times during 2003. On February 26, 2004, the Board adopted a new Charter for the Compensation Committee, which may be found on the Company’s website at www.koger.com under the Investor Relations section.

      The Nominating and Corporate Governance Committee. The purpose of the Nominating and Corporate Governance Committee is to assist the Board in fulfilling its responsibility to the shareholders, potential shareholders and investment community by (i) identifying individuals qualified to serve as Directors and by selecting, or recommending that the Board select, the nominees for all directorships, whether such directorships are filled by the Board or the shareholders; (ii) developing and recommending to the Board a set of corporate governance guidelines and principles; and (iii) reviewing, on a regular basis, the overall corporate governance of the Company and recommending improvements when necessary. The following Directors are the members of the Nominating and Corporate Governance Committee: D. Pike Aloian, Chairperson, Benjamin C. Bishop, Jr. and George F. Staudter. The Board of Directors has determined that each of the Nominating and Corporate Governance Committee members is independent as that term is defined by the listing standards of the New York Stock Exchange. The Nominating and Corporate Governance Committee has no formal policy with respect to Director recommendations from shareholders or other sources, but will give such recommendations appropriate consideration. The Nominating and Corporate Governance Committee will consider qualified candidates for Director that are nominated by qualified shareholders in accordance with the Company’s by-laws. The procedures for Director nomination by a shareholder are discussed below under “—Shareholder Recommendations and Nominations” and “Shareholder Proposals.” The Nominating and Corporate Governance Committee met two times during 2003. On February 26, 2004, the Board adopted a new Charter for the Nominating and Corporate Governance Committee, which may be found on the Company’s website at www.koger.com under the Investor Relations section.

      The Executive Committee. The Executive Committee is presently composed of Victor A. Hughes, Jr., Chairperson, Benjamin C. Bishop, Jr., Thomas J. Crocker and James C. Teagle. Although the Company’s business is generally directed by its Board of Directors, the Executive Committee of the Board of Directors, on an interim basis, may act on behalf of the Board to the extent permitted under Florida law. The Executive Committee held no meetings during 2003.

      The Finance Committee. The Finance Committee is presently composed of David B. Hiley, Chairperson, D. Pike Aloian, Thomas J. Crocker, Victor A. Hughes, Jr. and James C. Teagle. The Finance Committee reviews and oversees the Company’s financial policies and planning, financial position, strategic planning and investments, and financing plans. The Finance Committee also monitors the Company’s risk management activities, financial position and recommends changes to the Company’s dividend policy and proposed budget. The Finance Committee held twenty meetings in 2003.

Corporate Governance Guidelines

      The Board of Directors recently adopted and currently operates pursuant to an established set of written Corporate Governance Guidelines (the “Guidelines”) that set forth the Company’s corporate governance philosophy and the governance policies and practices the Company has implemented in support of that philosophy. The Guidelines set forth the Board’s mission to represent the interests of shareholders of the Company in achieving superior and sustainable business performance. The Company is managed under the direction of the Board, with the Board delegating the conduct of the business to the Chief

Executive Officer and other senior executives. The Board is responsible for ensuring that the Company has in place a quality senior management team focused on achieving its performance goals.

      The Guidelines articulate Board size, composition, independence criteria and general membership criteria. The Guidelines enumerate the procedures for selecting nominees and orienting Directors. The Guidelines require compliance with the New York Stock Exchange rules that require a majority of the Board of Directors to be independent. The Company presently has five board committees: Audit, Executive, Compensation, Finance, and Nominating and Corporate Governance. The Guidelines require all members of the Audit, Compensation, and Nominating and Corporate Governance Committees be independent Directors. The Guidelines do not include any term or age limits for Directors, but require the Nominating and Corporate Governance Committee to formally review each Director’s continuation on the Board at the expiration of the Director’s term.

      The Guidelines limit the number of boards of public companies on which Directors may serve to three or five, with the lower limit applying to Directors engaged full-time in another position. Upon a Director’s resignation or retirement from, or termination of, his or her principal current employment, or similar material change in the Director’s professional occupation or association, the Director shall notify the Board of such event or change and shall volunteer to resign from the Board. The Board will have an opportunity to review the continued appropriateness of the individual’s Board membership and the Nominating and Corporate Governance Committee will make the initial recommendation as to the individual’s continued Board membership. The Board encourages Directors to own Koger Equity common stock to enhance alignment of interests of Directors and shareholders.

      The Guidelines provide that the Compensation Committee of the Board will evaluate the performance of the Chief Executive Officer on an annual basis, using objective criteria, and will communicate the results of its evaluation to the full Board. The Guidelines also provide that the Nominating and Corporate Governance Committee is responsible for conducting an annual assessment of the performance and effectiveness of the Board, and its standing committees, and individual Directors, and reporting the results of each assessment to the full Board annually.

      The Guidelines provide that Board members have complete and free access to the Company’s senior management, and can retain, at Company expense, independent advisors or consultants to assist the Board in fulfilling its responsibilities. It is the general policy of the Board that an independent Director selected by all of the members of the Board shall serve as the Chairman of the Board. If, at any time, the Chairman is deemed not to be independent or should the Chief Executive Officer also hold the title of Chairman, the non-management Directors shall then select a lead independent Director who shall serve in the capacity of Chairman and carry out the duties of the Chairman. The Guidelines also state that it is the Board’s policy that the non-management Directors meet in executive sessions not less than quarterly. Generally, those sessions are chaired by the Chairman of the Board, unless the Chairman is deemed not to be independent, in which case the lead independent Director shall chair the executive sessions. During these executive sessions, the Chairman of the Board, or in the alternative the lead independent Director, has the power to lead the meeting, set the agenda and determine the information to be provided. This person can currently be contacted by writing to D. Pike Aloian c/o Koger Equity, Inc., attention: Senior Vice President and General Counsel, 225 NE Mizner Blvd., Suite 200, Boca Raton, Florida 33432. The Company screens mail addressed to its Directors for security purposes and to ensure that it relates to discrete business matters that are relevant to the Company. Mail addressed to any of the Directors which satisfies these screening criteria will be forwarded to them.

Code of Business Conduct and Ethics

      In keeping with the Board’s commitment to sound corporate governance, on February 26, 2004, the Board adopted a revised Code of Business Conduct and Ethics (the “Code of Ethics”), which applies to the Company, its subsidiaries and entities controlled by it and all Company employees, officers and Directors. The Code of Ethics incorporates an effective reporting and enforcement mechanism. The Board has adopted the Company’s Code of Ethics as its own standard. The Code of Ethics was prepared to help employees, officers and Directors understand the Company’s standard of ethical business practices and to stimulate awareness of ethical issues that may be encountered in carrying out their responsibilities to the Company. The Code of Ethics is included in an employment manual, which is being supplied to all of the Company’s employees, officers and Directors, who will be expected to read and acknowledge in writing that they understand the Company’s policies in regard to business conduct and ethics. Board members, Company officers and Company employees will certify their compliance with the Code of Ethics on an annual basis.

Availability of Guidelines, Code of Ethics and Committee Charters

      The Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics and the charters of the Audit, Compensation, and Nominating and Corporate Governance Committees are available on the Company’s website at www.koger.com under the Investor Relations section, and are available in print to any shareholder upon request by writing to the Senior Vice President and General Counsel, Koger Equity, Inc., 225 NE Mizner Blvd., Suite 200, Boca Raton, Florida 33432. The Audit Committee Charter is also attached hereto as Appendix A.

Shareholder Recommendations and Nominations

      The Nominating and Corporate Governance Committee Charter does not specifically provide a formal policy with respect to Director recommendations from shareholders. The Board does not believe that a formal policy is necessary because the Nominating and Corporate Governance Committee will give such shareholder recommendations appropriate consideration and because the Company’s by-laws provide a means through which shareholders can make Director nominations. Shareholders should submit any such recommendations for the Nominating and Corporate Governance Committee through the method described under “—Communications with the Board of Directors” below. In addition, in accordance with the Company’s by-laws, any shareholder entitled to vote for the election of Directors at the applicable meeting of shareholders may nominate persons for election to the Board of Directors if such shareholder complies with the notice procedures set forth in the by-laws and summarized in “Shareholders’ Proposals” below.

Process for Identifying and Evaluating Director Candidates

      The Nominating and Corporate Governance Committee evaluates all qualified Director candidates in accordance with the Director qualification standards described in the Corporate Governance Guidelines and the Nominating and Corporate Governance Committee Charter. The Nominating and Corporate Governance Committee evaluates an appropriate candidate’s qualifications to serve as a Director based on the skills and characteristics of individual Board members as well as the composition of the Board as a whole. In addition, the Nominating and Corporate Governance Committee will assess issues with respect to the candidate’s independence, judgment, diversity and age, understanding of the office building industry in general, and knowledge of the Company’s business, in particular, all in the context of the Board’s perceived needs at that point in time.

Communications with the Board of Directors

      The Board has approved a process for shareholders to send communications to the Board. Shareholders can send communications to the Board and if applicable, to its Committees or to specified individual Directors in writing c/o Koger Equity, Inc., 225 NE Mizner Blvd. Suite 200, Boca Raton, Florida 33432, Attention: Senior Vice President and General Counsel.

      The Company screens mail addressed to the Board, its Committees or any specified individual Director for security purposes and to ensure that the mail relates to discrete business matters that are relevant to the Company. Mail that satisfies these screening criteria is required to be forwarded to the appropriate Director or Directors.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Introduction

      The Board is currently comprised of seven Directors, each of which is elected annually by shareholders at the Annual Meeting. The Board has nominated seven Directors for election at the Annual Meeting. Each nominee is currently serving as one of our Directors. If re-elected, each will hold office until the next Annual Meeting and until their successors have been elected and qualified.

      We know of no reason why any nominee may be unable to serve as Director. If any nominee is unable to serve, the Board may propose another nominee or may reduce the number of Directors to be elected. If another nominee is proposed, your proxy may vote your Shares for such nominee. If any Director resigns, dies or is otherwise unable to serve out his term, or the Board increases the number of Directors, the Board may fill the vacancy until the next Annual Meeting of shareholders.

Vote Required

      The Directors will be elected by plurality of the votes cast at the Annual Meeting at which a quorum representing a majority of all outstanding Shares of the Company is present and voting, either by proxy or in person. This means that the seven nominees receiving the highest number of votes “FOR” will be elected as Directors.

Recommendation

      The Board of Directors recommends a vote FOR the election of each of the following nominees. If you do not vote for a particular nominee on your proxy card, your vote will not count either for or against the nominee. Unless instructions are given to the contrary, it is the intention of the persons named as proxies to vote the Shares to which the proxy is related FOR the election of each of the nominees.

Information Regarding Nominees, Executive Officers and Key Personnel

     Nominees for Election as Directors

      D. PIKE ALOIAN, age 49, currently serves as a Director of Koger Equity, Inc. Mr. Aloian first became a Director in 1993. Mr. Aloian is also a managing director of Rothschild Realty Inc., a real estate investment management firm based in New York that specializes in providing growth capital to public and private real estate companies. At Rothschild, Mr. Aloian is responsible for originating investment opportunities, for negotiating and structuring transactions and for monitoring the investments over their respective lives. Mr. Aloian is also a Director of EastGroup Properties, Inc., an industrial real estate investment trust (“REIT”), Brandywine Realty Trust (an office REIT), Merritt Properties, LLC, a privately held owner and developer of light industrial buildings, and Advance Realty Group, an office and industrial company. Mr. Aloian is an adjunct professor at Columbia Graduate School of Business where he teaches real estate finance. He received an MBA in finance and accounting from the Columbia Graduate School of Business and an AB degree in government from Harvard University. Committee Memberships: Audit, Compensation, Finance, and Nominating and Corporate Governance.

      BENJAMIN C. BISHOP, JR., age 72, currently serves as a Director of Koger Equity, Inc. Mr. Bishop first became a Director in 1991. Mr. Bishop is the Chairman of the Board, and previously served as President until 2003, of Allen C. Ewing & Co., an investment banking company. He is a former Director of Grubb & Ellis Company, a national commercial real estate brokerage company, a former Trustee of GMR Properties, a diversified REIT, and a former Director of Cousins Properties, Inc., an office and retail REIT. He received an MBA from Harvard University and a BE from the Georgia Institute of Technology. Committee Memberships: Audit, Executive, Compensation and Nominating and Corporate Governance.

      THOMAS J. CROCKER, age 51, currently serves as Chief Executive Officer (since 2000) and a Director of Koger Equity, Inc. Mr. Crocker first became a Director in 2000. Mr. Crocker also currently serves as a Director of Innkeepers USA Trust, a hotel REIT. Mr. Crocker has been actively involved in real estate development, ownership and management businesses for over 20 years. Mr. Crocker was formerly the Chief Executive Officer of Crocker Realty Trust, Inc., a private REIT, and the former Chief Executive Officer of Crocker & Associates, L. P., a private real estate limited partnership. Mr. Crocker is the former Chairman and Chief Executive Officer of Crocker Realty Trust, Inc., a public REIT, and previously served as the Chairman and Chief Executive Officer of Crocker Realty Investors, Inc., a public REIT. Mr. Crocker is the former Chief Executive Officer of Crocker & Sons, Inc., a private real estate company. He received a BBA from the University of Miami. Committee Memberships: Executive and Finance.

      DAVID B. HILEY, age 65, currently serves as a Director of Koger Equity, Inc. Mr. Hiley first became a Director in 1993. Mr. Hiley previously served as Executive Vice President and Chief Financial Officer of Koger Equity, Inc. from April 1, 1998 to March 1, 2000. In January 2003, Mr. Hiley became a Director of Nortek Holdings, Inc., and its wholly owned subsidiary Nortek, Inc., a building materials company. Mr. Hiley is currently a financial consultant. He was former Managing Director of Berkshire Capital Corporation, an investment banking services firm, a Director and former Senior Executive Vice President of Thomson McKinnon Securities, Inc., a securities broker-dealer, former consultant, Director and former Executive Vice President of Thomson McKinnon, Inc., a financial services holding company, and former Director of Newcity Communications, Inc., a communications firm. He received an MBA from the Amos Tuck School of Business and a BA from Dartmouth College. Committee Membership: Finance.

      VICTOR A. HUGHES, JR., age 68, currently serves as Chairman of the Board of Directors of Koger Equity, Inc. and previously served as the Chief Executive Officer (until March 1, 2000). Mr. Hughes first became a Director in 1992. Mr. Hughes is a former President, Chief Financial Officer, Senior Vice President and Assistant Secretary of Koger Equity, Inc. Mr. Hughes is also a former Chairman and Chief Executive Officer of Koger Realty Services, Inc., an affiliated entity. Mr. Hughes currently serves as a Director of St. Vincent’s Hospital Foundation and on the Elon University Board of Visitors and Advisory Board for Elon University Business School. He received an AB from the University of Tennessee. Committee Memberships: Executive and Finance.

      GEORGE F. STAUDTER, age 72, currently serves as a Director of Koger Equity, Inc. Mr. Staudter first became a Director in 1993. Mr. Staudter is a managerial and financial consultant, Director of TD Waterhouse Family of Funds, Inc., a family of mutual funds, Trustee of TD Waterhouse Trust, a registered investment company, a former Director of Waterhouse Investor Services, Inc., a securities broker-dealer, and former President, Chief Executive Officer and Director of Family Steak Houses of Florida, Inc., a restaurant chain. He received a BBA from Aldephi University. Committee Memberships: Audit, Compensation, and the Nominating and Corporate Governance.

      JAMES C. TEAGLE, age 62, currently serves as a Director of Koger Equity, Inc. Mr. Teagle first became a Director in 1996. Mr. Teagle served as President and Chief Operating Officer of Koger Equity, Inc. until July 31, 2003 and prior to that the Company as Senior Vice President and Vice President. Mr. Teagle is also a former Director, President and Chief Operating Officer of Koger Realty Services, Inc., an affiliated entity. Prior to that, Mr. Teagle worked in real estate acquisitions for Shell Oil Company from 1963 until 1972. Mr. Teagle is also currently a director of Goodwill Endowment, Inc., a not-for-profit corporation that provides financial support to Goodwill Industries of North Florida, Inc. and has been a member of the Endowment Board of Goodwill Industries since 2000. He received a BA from Florida State University. Committee Memberships: Executive and Finance.

     Named Executive Officers and Key Personnel Who Are Not Directors or Nominees

      STEVEN A. ABNEY, age 48, has been Vice President, Finance for Koger Equity, Inc since November 5, 2001 and Principal Financial and Accounting Officer since March 12, 2003. Prior to joining the Company, Mr. Abney was Executive Vice President and Chief Financial Officer for Konover & Associates, Inc., a privately owned commercial real estate developer, owner and manager located in Farmington, Connecticut for the four years prior to employment with the Company. Mr. Abney is a Certified Public Accountant and holds a BBA from Florida Atlantic University.

      TODD J. AMARA, age 39, has been a Vice President of the Company since June 19, 2000 and previously held the position of Assistant Treasurer and Assistant Secretary of Crocker Realty Trust, Inc., a private real estate investment trust (REIT) from November 1997 to June 2000. He previously was Director of Financial Reporting of Crocker & Associates, L.P., a private real estate limited partnership, from July 1996 to November 1997. Mr. Amara served as Financial Reporting Manager of Crocker Realty Trust, Inc., a public REIT from July 1, 1995 to June 30, 1996. Mr. Amara began his career in public accounting with KPMG Peat Marwick, and was an Audit Manager when he left the accounting firm to join Crocker. Mr. Amara is a Certified Public Accountant and holds a BS in Business Administration from Indiana University and a Masters of Accounting from Florida Atlantic University.

      CHRISTOPHER L. BECKER, age 47, has been Senior Vice President of the Company since June 19, 2000, and previously held the position of Senior Vice President of Crocker Realty Trust, Inc., a private real estate investment trust from November 1997 to June 2000. Prior to that he was Senior Vice President of Crocker & Associates, L.P., a private real estate limited partnership, from July 1996 to November 1997. Mr. Becker served as Senior Vice President of Crocker Realty Trust, Inc., a public real estate investment trust from July 1, 1995 to June 30, 1996. Mr. Becker holds a Master of International Management from the American Graduate School of International Business and a BS from Florida State University.

      ANGELO J. BIANCO, age 35, has been a Vice President of the Company since November 1, 2001 and presently directs the Company’s acquisitions and dispositions group. For the two years prior to joining the Company, Mr. Bianco held the position of Chief Executive Officer of Asset Recovery & Management, LLC, a cost-recovery firm founded as a joint venture between Mr. Bianco and Sterling Centrecorp, Inc. Prior thereto, Mr. Bianco worked as corporate counsel for Tishman Speyer Properties concentrating on the re-development of Rockefeller Center. Mr. Bianco holds a JD from University of Virginia School of Law and a BBA from George Washington University.

      THOMAS C. BROCKWELL, age 41, has been Executive Vice President of the Company since February 26, 2004 and prior to that held the position of Senior Vice President beginning June 19, 2000. He previously held the position of Vice President of Crocker Realty Trust, Inc. for the five years prior to employment with the Company. Mr. Brockwell joined the Company with over sixteen years of experience in the areas of acquisitions and finance. During the last nine years, Mr. Brockwell has completed acquisitions and dispositions in excess of $2 billion throughout the Southeast and Texas for the Company. Mr. Brockwell holds a BA in Economics from Villanova University.

      S. MARK CYPERT, age 44, has been Senior Vice President of the Company since March 1, 2003. Based in Dallas, Mr. Cypert is responsible for the Company’s portfolio in Texas as well ongoing acquisition and development efforts in both Texas and northern Virginia. Prior to joining the Company, he was a Vice President and Investment Officer for Thomas Properties Group, where he was responsible for the company’s nation-wide acquisitions efforts. Prior to that, Mr. Cypert spent ten years with UBS Realty Investors as a Director of Asset Management and Acquisitions. Mr. Cypert is also a senior instructor for the Commercial Investment Real Estate Institute and he is a member of the faculty advisory board for Texas Tech University. Mr. Cypert holds a BS in Construction Engineering Technology from Texas Tech University.

      BEN M. WAKEFIELD, age 49, has been a Vice President of the Company since July 5, 2002 and previously held the position of Vice President of Development of Higgins Development Partners, LLC, a private real estate developer from 1999 to 2001. He previously was Senior Vice President & Chief Development Officer of De Guardioli Development, Inc. and President of Miller Properties, Inc., both private real estate developers. Mr. Wakefield also served as Senior Vice President of Crocker & Company, a private real estate developer. Mr. Wakefield holds a BBA from Furman University and an MBA from the University of Alabama.

      WILLIAM J. WEDGE, ESQ., age 48, has been Senior Vice President and General Counsel and Corporate Secretary since March 2004. Mr. Wedge is responsible for overseeing all legal matters for the Company. Prior to joining the Company, he was Senior Vice President and Tax Counsel and Secretary at Boston Properties, Inc., one of the nation’s largest publicly traded office REITs from 1984 to 2003. At Boston Properties, Mr. Wedge oversaw all corporate and tax matters for the company and was instrumental in the acquisitions of some of the largest office properties in the country. He is a member of the Real Estate Roundtable and the National Association of Real Estate Investment Trusts. Mr. Wedge holds a BA from Dartmouth College, a JD, cum laude, from Suffolk Law School and an LLM from Boston University School of Law.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

      Annual Retainer Fee. Effective September 1, 2003, we compensate Directors who are not employees of Koger Equity or its subsidiaries with an annual retainer of $25,000, except for the Chairman of the Board of Directors, who receives an annual retainer of $65,000. In addition, the Chairman of each of the Compensation, Executive, Finance and Nominating and Corporate Governance Committee receives an additional annual retainer of $4,000, and the Chairman of the Audit Committee receives an additional annual retainer of $6,000. Annual retainer fees are paid monthly. Prior to September 1, 2003, Directors who were not officers of Koger Equity, Inc., each received an annual retainer of $20,000, except for the Chairman of the Board of Directors, who received an annual retainer of $50,000.

      Meeting Fees. We pay non-employee Directors a fee of:

$2,000 for attendance at each Board meeting; and

$500 for attendance at each committee meeting.

      Expenses and Benefits. We reimburse all Directors for travel and other related expenses incurred in attending shareholder, Board and committee meetings.

      Directors who are Koger Equity, Inc. Employees. We do not compensate our employees for service as a Director. We do, however, reimburse them for travel and other related expenses.

      Stock Options Held by Board Members. Each member of the Board of Directors who is not an employee of the Company currently holds an option to purchase 4,000 Shares other than Messrs. Hughes and Teagle who were employees of the Company at the time of grant. These options were granted on August 19, 1997, and are fully exercisable at a per share price of $19.8125.

      The Stock Investment Plan. Directors may elect to receive payment of part or all of their monthly retainer in Shares by participating in the Company’s Stock Investment Plan. Additional information concerning the Stock Investment Plan is on page 18 of this proxy statement.

Executive Compensation — Summary Compensation Table

      The following table shows annual and long-term compensation of the Chief Executive Officer and certain other named executive officers whose salary and bonus for the fiscal year ended December 31, 2003, exceeded $100,000 (“Named Officers”).

					Long Term
		Annual Compensation			Compensation Awards

						Securities
					Restricted	Underlying
					Stock	Options/	All Other
Name and Principal Position	Year	Salary	Bonus		Awards	SARs (2)	Compensation (3)

Thomas J. Crocker(4)	2003	$325,000	$331,250	(1)	—	—	$12,841
Chief Executive Officer	2002	325,000	287,883		—	—	1,229,377
	2001	300,000	330,769		—	—	9,094
Robert E. Onisko(5)	2003	$128,173	$0		—	—	$704,510
Former Vice President, Chief	2002	215,000	4,135		—	—	530,405
Financial Officer and Secretary	2001	200,000	175,846		—	—	6,394
Thomas C. Brockwell(6)	2003	$225,000	$184,327	(1)	—	—	$359,191
Executive Vice President	2002	225,000	160,308		—	—	10,238
	2001	200,000	183,846		—	—	5,956
Christopher L. Becker(7)	2003	$215,000	$164,135	(1)	—	—	$360,316
Senior Vice President	2002	215,000	143,449		—	—	7,913
	2001	200,000	175,846		—	—	5,888
Steven A. Abney(8)	2003	$178,500	$149,877	(1)	—	—	$9,804
Vice President — Finance	2002	177,042	78,433		—	—	7,692
	2001	—	—		—	—	—

(1)	Includes a cash bonus which was earned for calendar year 2003, but was paid in 2004: as to Mr. Crocker, $325,000; as to Mr. Brockwell, $180,000; as to Mr. Becker, $160,000; and as to Mr. Abney, $146,444.

(2)	There were no options granted to the Chief Executive Officer or the other Named Officers during the fiscal year ended December 31, 2003.

(3)	Includes the taxable portion of certain excess life insurance premiums (as defined by the Internal Revenue Code) paid by the Company on behalf of each qualifying employee, including the Named Officers and 401(k) Plan contributions, each of which were Company benefits which did not discriminate in scope, terms or operation in favor of the Named Officers and were available generally to all salaried employees of the Company. Also includes a matching cash contribution for calendar year 2003 made by the Company to the account of each qualifying employee, including each Named Officer, under the 401(k) Plan, which contribution was equal to 50% of such employee’s contributions to his or her account under the 401(k) Plan, subject to a maximum employee contribution of six percent of eligible compensation.

(4)	Mr. Crocker was appointed as Chief Executive Officer of the Company on March 1, 2000. For 2002, All Other Compensation includes $1,218,000 related to the January 2002 special dividend of $1.74 per share and was determinable by multiplying the special dividend of $1.74 per share times the equivalent of 700,000 Shares. This amount was earned by Mr. Crocker under the terms of an agreement with the Company which required, among other things, the Company’s daily stock price closing above a stipulated amount for a minimum of sixty days during the six-month period ended February 28, 2003. For 2003, All Other Compensation includes life insurance premiums in the amount of $1,944 and a 401(k) contribution in the amount of $7,507. Also includes a Stock Investment Plan contribution in the amount of $3,390.

(5)	Mr. Onisko was appointed as Chief Financial Officer of the Company on March 1, 2000, Vice President of the Company on January 14, 2002, and Secretary of the Company on May 23, 2002. Mr. Onisko resigned from the Company on June 30, 2003. For 2002, All Other Compensation includes $522,000 related to the January 2002 special dividend of $1.74 per share and was determinable by multiplying the special dividend of $1.74 per share times the equivalent of 300,000 Shares. This amount was earned by Mr. Onisko under the terms of an agreement with the Company which required, among other things, the Company’s daily stock price closing above a stipulated amount for a minimum of sixty days during the six-month period ended February 28, 2003. For 2003, All Other Compensation includes life insurance premiums in the amount of $972 . Also includes a payment of $703,538 made under the terms of a severance agreement between Mr. Onisko and the Company.

(6)	Mr. Brockwell was appointed as Executive Vice President of the Company on February 26, 2004 and has served as Senior Vice President of the Company since June 19, 2000. For 2003, All Other Compensation includes life insurance premiums in the amount of $1,944 and a 401(k) contribution in the amount of $7,507. Also includes a Stock Investment Plan contribution in the amount of $1,740. Also includes $348,000 related to the January 2002 special dividend of $1.74 per share and was determinable in 2003 by multiplying the special dividend of $1.74 per share times the equivalent of 200,000 Shares. This amount was earned by Mr. Brockwell under the terms of an agreement with the Company which required, among other things, the Company’s daily stock price closing above a stipulated amount for a minimum of sixty days during the six-month period ended July 1, 2003.

(7)	Mr. Becker was appointed as Senior Vice President of the Company on June 19, 2000. For 2003, All Other Compensation includes life insurance premiums in the amount of $1,944 and a 401(k) contribution in the amount of $7,507. Also includes $348,000 related to the January 2002 special dividend of $1.74 per share and was determinable in 2003 by multiplying the special dividend of $1.74 per share times the equivalent of 200,000 Shares. This amount was earned by Mr. Becker under the terms of an agreement with the Company which required, among other things, the Company’s daily stock price closing above a stipulated amount for a minimum of sixty days during the six-month period ended July 1, 2003. Also includes a Stock Investment Plan contribution in the amount of $2,865.

(8)	Mr. Abney was appointed as Vice President, Finance of the Company on November 5, 2001 and Principal Financial and Accounting Officer on March 12, 2003. For 2003, All Other Compensation includes life insurance premiums in the amount of $1,944 and a 401(k) contribution in the amount of $7,507. Also includes a Stock Investment Plan contribution in the amount of $353.

Options Granted During 2003

      During the fiscal year ended December 31, 2003, the Company did not grant any options to its Named Officers. The Company has no outstanding stock appreciation rights.

Aggregated Option Exercises During 2003 and Fiscal Year-End Option Values

      The following table provides: (i) the aggregate number of options exercised and the value realized by the Named Officers during the year ended December 31, 2003, and (ii) the aggregate number of options and the value of the in-the-money options in each case held by the Named Officer as of December 31, 2003. The Company has no outstanding stock appreciation rights. In the event of a change of control (as defined in the option agreements), all stock options become vested.

Number of
Securities
			Underlying	Value of Unexercised
			Unexercised	In-the-Money
			Options/SARs at	Options/SARs at
	Shares		Fiscal Year-End	Fiscal Year-End
	Acquired	Value	Exercisable/	Exercisable/
Name	on Exercise	Realized	Unexercisable	Unexercisable (1)

Thomas J. Crocker	—	$—	700,000/0	$3,407,250/$0
Robert E. Onisko(2)	125,000	$561,842	125,000/0	$608,438/$0
Thomas C. Brockwell	—	$—	200,000/0	$673,500/$0
Christopher L. Becker	—	$—	200,000/0	$673,500/$0
Steven A. Abney	—	$—	—/—	$ —/$—

(1)	This valuation represents the difference between $20.93, the closing price of the Koger Equity common stock on the New York Stock Exchange on December 31, 2003, and the exercise price of the stock options. “In-the-money” stock options are options for which the exercise price is less than the market price of the underlying stock on a particular date.

(2)	During 2003, 50,000 options previously awarded to Mr. Onisko were cancelled under the terms of the severance agreement between the Company and Mr. Onisko.

Long-Term Incentive Plan Awards

      The Company’s Long Term Incentive Plan (“LTI”) was adopted effective January 1, 2002. The following table shows all awards made to the Named Officers pursuant to the LTI.

			Performance
		Number	Period Until
Name	Year	of Units	Payout (1)	Threshold	Target	Maximum

Thomas J. Crocker	2003	20,968	1/1/2008	162,500	325,000	487,500
	2002	19,939	1/1/2007	162,500	325,000	487,500
	2001	—	—	—	—	—

Thomas C. Brockwell	2003	11,613	1/1/2008	90,000	180,000	270,000
	2002	11,043	1/1/2007	90,000	180,000	270,000
	2001	—	—	—	—	—

Christopher L. Becker	2003	11,097	1/1/2008	86,000	172,000	258,000
	2002	10,552	1/1/2007	86,000	172,000	258,000
	2001	—	—	—	—	—

(1)	Units are earned after a three-year period from the date of grant based on meeting certain shareholder return amounts. Earned grants vest on the third, fourth, and fifth anniversaries of the grant date.

Equity Compensation Plan Information

      The following table gives information about the shares of common stock that may be issued upon the exercise of options or grant of other equity awards under the 1998 Equity and Cash Incentive Plan as of December 31, 2003.

	Issued upon	Exercise	Remaining
	Exercise of	Price of	Available
	Outstanding	Outstanding	for Future
Plan Category	Options	Options	Issuance

Equity Compensation Plans Approved by Stockholders	407,180	$20.72	1,161,200
Equity Compensation Plans Not Approved by Stockholders	1,512,234 (1)	$17.28	325,406 (2)
Total	1,919,414	$18.01	1,486,606

(1)	Includes the following options, all of which were granted at an exercise price equal to the closing market price on the date of grant with a term of ten years:

a.	Options to purchase 1,350,000 shares granted to certain officers in connection with their initial employment with the Company. These grants are summarized as follows:

		Number of	Exercise	Date of
Officer	Title	Options	Price	Grant	Vesting

Thomas J. Crocker	Chief Executive Officer	700,000	$16.0625	February 17, 2000	100%
Robert E. Onisko	Former Chief Financial Officer	125,000	16.0625	February 17, 2000	100%
Thomas C. Brockwell	Senior Vice President	200,000	17.5625	June 14, 2000	100%
Christopher L. Becker	Senior Vice President	200,000	17.5625	June 14, 2000	100%
David B. Hiley	Former Chief Financial Officer	125,000	22.8125	February 18, 1998	100%

b.	Options to purchase 30,294 shares granted to lower echelon employees.

c.	Options to purchase 44,000 shares granted in 1997 to the then outside directors. These grants are summarized as follows:

		Number
		of	Exercise	Date of
	Title	Options	Price	Grant	Vesting

D. Pike Aloian	Director	4,000	$19.8125	August 19, 1997	100%
Benjamin C. Bishop, Jr.	Director	4,000	19.8125	August 19, 1997	100%
Irvin H. Davis	Former Director	4,000	19.8125	August 19, 1997	100%
David B. Hiley	Director	4,000	19.8125	August 19, 1997	100%
John R.S. Jacobsson	Former Director	4,000	19.8125	August 19, 1997	100%
G. Christian Lantzsch	Former Director	4,000	19.8125	August 19, 1997	100%
William L. Mack	Former Director	4,000	19.8125	August 19, 1997	100%
Lee S. Neibart	Former Director	4,000	19.8125	August 19, 1997	100%
Edward Scheetz	Former Director	4,000	19.8125	August 19, 1997	100%
George F. Staudter	Director	4,000	19.8125	August 19, 1997	100%
S.D. Stoneburner	Former Director	4,000	19.8125	August 19, 1997	100%

d.	Options to purchase 62,940 shares granted pursuant to a non-statutory stock option plan available to all employees of the Company.

e.	Options to purchase 25,000 shares granted to the Company’s assistant secretary. Harold F. McCart, Jr. was granted this option on May 19, 1998 at an exercise price of $21.25. This option is fully vested.

(2)	Includes the following options available for grant at an exercise price equal to at least the closing market price on the date of grant for a term not to exceed ten years:

a.	Options to purchase up to 119,706 shares available for grant pursuant to an option plan available to lower echelon employees.

b.	Options to purchase up to 205,700 shares available for grant pursuant to a non-statutory stock option plan available for all employees of the Company.

Stock Purchase Agreements

      In 2000, the Company entered into Stock Purchase Agreements (“SPAs”) whereby it would finance the purchase of up to 500,000 Shares by Mr. Crocker and up to 150,000 Shares by Mr. Onisko. Under the SPAs, the Company was legally committed, before the enactment of the Sarbanes-Oxley Act of 2002 on July 30, 2002, to advance funds for these stock purchases. The Company has no discretion or termination right with respect to its obligations under the SPAs. The Board believes that because the SPAs pre-dated enactment of the Sarbanes-Oxley Act, the SPAs are not prohibited by the Sarbanes-Oxley Act and has been advised by outside counsel to that effect. Nevertheless, the Board is considering alternative compensation arrangements for Mr. Crocker that would replace his SPA. Although Mr. Onisko is no longer employed by the Company, the Company is still obligated to advance funds to him under this agreement.

      At December 31, 2003, the Company had loans outstanding to Mr. Crocker of $3,799,774 (of which $3,172,694 is non-recourse) and to Mr. Onisko of $1,291,954 (of which $1,076,584 is non-recourse) in connection with their purchase of Shares pursuant to their SPAs, all of which was borrowed prior to June 30, 2002. The above indebtedness is secured by a pledge of the Shares purchased and bears interest at a rate of 150 basis points over the applicable LIBOR rate. Interest is paid quarterly and is current under this indebtedness. In 2000, Messrs. Crocker and Onisko acquired 302,495 Shares and 100,831 Shares, respectively, under the SPAs. In 2002, Messrs. Crocker and Onisko acquired 17,875 Shares and 1,659 Shares, respectively, under the SPAs. Neither Mr. Crocker nor Mr. Onisko purchased Shares under the SPAs in 2001 or 2003. For fiscal 2003, Mr. Crocker paid $114,860 and Mr. Onisko paid $37,522 in interest pursuant to their SPAs.

The Supplemental Executive Retirement Plan and Other Retirement Benefits

      The Amended and Restated Supplemental Executive Retirement Plan for Executives of Koger Equity, Inc. and Participating Related Entities (the “SERP”) provides designated key executives with additional retirement benefits. The Compensation Committee of the Board of Directors (the “Committee”) administers the SERP. The Committee selects the key executives who will be Participants in the SERP and designates the participant category for which the executive will qualify.

      Messrs. Hughes, Hiley and Teagle are retired officers of the Company that continue to serve on the Board of Directors. Messrs. Hughes, Hiley and Teagle continue to participate in the Company’s medical insurance program as if they were employees and are vested in all stock options which continue to be exercisable for their original terms. Messrs. Hughes and Hiley continue to receive payments pursuant to the SERP. Currently, Mr. Hughes is being paid an annual SERP benefit of $134,739 and Mr. Hiley is being paid an annual SERP benefit of $60,250. Mr. Teagle’s other SERP retirement benefits were paid previously in a lump sum in 2000. No current executive officers of the Company are designated participants in the SERP.

Employment Agreements with Messrs. Crocker and Brockwell

      The Company currently has employment agreements with each of Mr. Crocker and Mr. Brockwell that will continue in effect until December 31, 2004 and will be extended automatically for additional one-year terms unless either party notifies the other party otherwise at least 90 days prior to the expiration of the applicable term. Pursuant to the agreements, Messrs. Crocker and Brockwell received an initial annual base salary of $325,000 and $225,000, respectively. Such salaries are subject to annual review by the Board or the Compensation Committee. Currently, the annual base salaries of Messrs. Crocker and Mr. Brockwell are $450,000 and $325,000, respectively. Each such executive is entitled to participate in the Compensation Plan for Senior Officers of the Company (the “Compensation Plan”), pursuant to which he can receive cash bonuses and annual long-term incentive awards in the form of “share units.”

      Upon termination of employment for any reason, each such executive will receive his base salary and incentives earned on or before termination. If (i) Mr. Crocker’s employment is terminated by the Company for cause (as defined in his agreement) or voluntarily by Mr. Crocker other than for good reason (as defined in his agreement) or (ii) Mr. Brockwell’s employment is terminated by the Company for cause (as defined in his agreement), voluntarily by Mr. Brockwell for any reason (other than for good reason after a change in control as defined in his agreement) or if Mr. Brockwell’s employment is terminated due to his death or disability, he will not receive any additional pay or benefits and all unearned and unvested share units will be forfeited.

      If the executive’s employment is terminated by the Company other than for death, disability or cause or by the executive for good reason (but in Mr. Brockwell’s case, only good reason after a change in control), he will receive: (i) two times (but in Mr. Crocker’s case in the event of termination by the Company without cause or by Mr. Crocker for good reason in anticipation of, or within twelve months after a change in control, three times) the sum of (a) his annual base salary plus (b) the average annual cash bonus earned for the three preceding calendar years; (ii) a prorated cash bonus under the Compensation Plan for the year of termination, determined and paid at the end of the year as if Mr. Crocker’s employment had continued and as if certain target performance levels had been attained; (iii) vesting on outstanding long-term incentive awards as follows: for any performance period ended on or before the termination date, earned but unvested share units will become vested and payable; for any performance period ending after the termination date, the number of share units earned will be determined as if the performance period had ended and will become vested and payable; and (iv) continued participation for the executive and his dependents, through the later of December 31, 2004 or the second anniversary (but in Mr. Brockwell’s case, the first anniversary) of his termination date, in all group health plans in which they were participating as of the termination date, on terms and conditions no less favorable than those generally applicable to other participants, with COBRA benefits available thereafter.

      If the executive’s employment terminates as a result of expiration of the term of the agreement, any outstanding earned but unvested share units will become vested and payable. If the applicable performance period did not end on or before the termination date, the number of share units earned will be determined as if the performance period had ended, and will become vested and payable, except that if the executive provided the notice of non-renewal of the agreement, the number of share units will be prorated based on the total number of days in the shortened performance period relative to the total number of days in the original three-year performance period.

      In the event of a change in control while the executive is still employed by the Company, he shall be entitled at his election, to the following with respect to his long-term incentive awards under the Compensation Plan: (i) if the applicable performance period ended on or before the change in control, any earned but unvested share units will become vested and payable; (ii) if the applicable performance period did not end on or before the date of such change in control, the number of share units earned will be determined as if the performance period had ended and will become vested and payable.

      The Company will make an additional tax gross-up payment to the executive if any payment or benefit made or provided to him would be subject to the excise tax imposed on any “excess parachute payments” under Section 4999 of the Internal Revenue Code. The agreement also provides certain non-competition provisions that apply during the term of the agreement and for a period of two years thereafter and that generally prohibit the executive from becoming employed in an executive capacity similar to the capacity in which he served the Company for certain similar entities.

Stock Investment Plan

      The Company has a Stock Investment Plan (the “SIP”) pursuant to which participating employees and Directors of the Company may purchase Shares. Under the SIP, the Company is authorized to purchase up to an aggregate of 200,000 Shares on behalf of such participating employees and Directors. Each participating employee pays for his or her Shares pursuant to a monthly payroll deduction plan established by the participating employee, and each participating Director pays for his Shares pursuant to a deduction from such Director’s retainer. Investments are made in the SIP after the Company receives funds from the participant.

      Under the SIP, the Company contributes a portion of the purchase price of such Shares, which contribution equals the following percentage of the total monthly deduction from such employee’s pay or such Director’s retainer:

•	25% of each monthly deduction less than or equal to $50;

•	20% of each monthly deduction greater than $50 but less than or equal to $100; and

•	15% of each monthly deduction greater than $100 but less than or equal to $2,423.

      The Company also pays all commissions and related expenses of the SIP. The Company’s contribution and expenses incurred in administering the SIP totaled approximately $39,100 for the year ended December 31, 2003.

      During 2003, the Company contributed the following amounts on behalf of the following Directors:

Company
Director Name	Contribution

D. Pike Aloian	$3,340
Benjamin C. Bishop, Jr.	3,090
Thomas C. Crocker	3,390
David B. Hiley	3,340
George F. Staudter	3,340

Total Contribution	$16,500

      In addition, the Company contributed an aggregate of $4,958 on behalf of executive officers as described in the “Executive Compensation—Summary Compensation Table” above.

SHARE PERFORMANCE GRAPH

      The following line graph prepared by Koger Equity sets forth the cumulative total shareholder return on the Shares as compared with the cumulative total return of each of the New York Stock Exchange Composite Index and the NAREIT Total Return Index, in each case (i) on an annual basis for the period commencing December 31, 1998 and ending December 31, 2003 and (ii) assuming that $100 was invested on December 31, 1998 and that all dividends were reinvested.

	Period Ending

Index	12/31/1998	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003

Koger Equity, Inc.	100.00	107.09	107.38	135.67	140.73	204.92
NYSE Composite Index	100.00	109.10	110.26	99.00	79.37	102.23
NAREIT All REIT Index	100.00	93.20	117.74	136.02	143.63	198.88

      The Compensation Committee has determined that it is appropriate to use a different industry group for compensation comparisons from that used for the Company’s shareholder return performance presentation.

      The performance comparisons in the chart above shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such acts.

COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors administers Koger Equity’s executive compensation program. The Compensation Committee has furnished the following report on executive compensation for 2003.

Executive Compensation Philosophy

      The Compensation Committee is responsible for setting the total compensation of the Chief Executive Officer (the “CEO”), the Executive Vice President (“EVP”), the Senior Vice Presidents (the “SVPs”) and certain of the Vice Presidents (the “VPs”). It also reviews the compensation, including year-end bonuses, proposed by management for other officers of the Company. The Compensation Committee has customarily sought and obtained the full Board’s ratification of its actions concerning salary increases and bonuses granted to senior officers. The Compensation Committee is also responsible for (i) making grants under the Company’s stock option, long term and other incentive plans and (ii) making contributions, subject to approval by the Board of Directors, under the 401(k) Plan and any other plan or plans as may be determined by the Board of Directors.

      The Compensation Committee has designed Koger Equity’s executive compensation program to support what it believes to be an appropriate relationship between executive pay and the creation of shareholder value. To emphasize equity incentives, we link a significant portion of executive compensation to shareholder total return. The objectives of our program are:

•	To support a pay-for-performance policy among all senior executives based on both their individual performance and the performance of Koger Equity;

•	To align the interests of executives with the long-term interests of shareholders through awards whose value over time depends upon the market value of Koger Equity’s common stock;

•	To provide compensation comparable to that offered by other leading companies in our industry, enabling Koger Equity to compete for and retain talented executives who are critical to our long-term success; and

•	To motivate key executives to achieve strategic business initiatives and to reward them for their achievement.

      We compensate our executives through base salary, bonus paid in cash (or a combination of cash and Shares or restricted stock awards), and long-term incentive awards as described below.

      We also provide our executives with employee benefits, such as retirement and health benefits. Koger Equity has entered into employment agreements containing change of control provisions with certain of our executive officers to provide for certain payments and other benefits if they are terminated.

      In furtherance of the above objectives, the Compensation Committee developed a comprehensive compensation plan for senior officers (the “Compensation Plan”), which has been adopted by the Company’s Board of Directors.

The Compensation Plan

      The provisions of the Compensation Plan apply to senior officers of the Company selected to participate in the plan by the Company’s Chief Executive Officer (the “CEO”) and approved by the Compensation Committee.

      The Compensation Plan is administered by the Compensation Committee, which determines the salaries to be paid for the current year, the annual cash bonuses to be paid for the prior year, the long-term incentive grants to be provisionally awarded for the current year, and the extent to which long-term incentive grants provisionally awarded three years earlier have been earned. All determinations as to bonuses and awards are made by the Compensation Committee, subject to ratification by the Company’s Board of Directors (the “Board”).

      The purpose of the Compensation Plan is to align the short and long-term economic interests of senior management with those of the shareholders of the Company. The Compensation Plan consists of three segments: (i) an annual cash salary, (ii) annual incentive compensation in the form of cash bonuses, and (iii) long-term incentive compensation to be awarded annually in Units (the “Units”) whose pay-out is based on the performance of the Company’s common stock over three-year periods of measurement and the Company’s performance compared to the real estate investment trusts (“REITS”) in its peer group.

      1. Annual Cash Salary. The base salary for each executive selected to participate in the Compensation Plan (a “Participant”) is determined annually by the Compensation Committee during the first quarter of each year, with the base salary so determined to be made effective retroactive to January 1 of that year. The amount of the base salary for each Participant is based on recommendations of the CEO (with the exception of his own salary). The Compensation Committee also considers peer group salaries for comparable responsibilities, individual performance, etc.

      2. Annual Cash Bonus. An annual cash bonus is determined by the Compensation Committee based primarily on Company performance and on individual performance in meeting the objectives and goals for the Participant’s position. Individual performance may be based on achieving the objectives of the relevant business unit, meeting budgets, individual skills in working with other members of management, special project performance, professional growth, etc.

      Provided that specified levels of performance against specified criteria are satisfied, Participants who remain employed through year-end (except as otherwise provided in a Participant’s participation letter or employment agreement) earn aggregate bonuses (based on a percentage of their salary for the year of the award) for varying levels of performance, as follows:

	Levels of Performance
Executive	Threshold	Target	High

CEO	25%	50%	100%
EVP, SVPs & VPs	20%	40%	80%

      The aggregate bonus opportunity is allocated among various identified objectives, with bonus amounts payable in respect of performance against each objective determined separately. Performance levels are linear ranging from Threshold through Target to High, not steps.

      Cash bonuses are determined based on achieving the weighted objectives. Achievement of the corporate performance objective is measured against the performance of the Office-Suburban REIT (other than the Company) that are included throughout the year in the Morgan Stanley REIT Index, not including those entities considered Mixed-Use by the National Association of Real Estate Investment Trusts (“NAREIT”), based on calculations of total percentage return (i.e., percentage appreciation/depreciation, over the full year, in the value associated with a share of publicly traded common stock of the Company and of the other REIT, assuming contemporaneous reinvestment in Shares of all dividends and other distributions). Achievement of the business unit performance objectives and the corporate Funds From Operations (“FFO”) performance objective are measured against budgets approved annually by the Board. The performance targets and measures used to determine achievement of individual performance objectives are determined and measured by the Compensation Committee, in consultation with the CEO, on an annual basis depending on the requirements of the Company at that time.

      Bonuses are paid in cash, based on financial statements and other data for the year being measured, and are paid 80% within thirty days of completion by the Company of its unaudited financial statements for the year to which the bonus relates and the Company’s budget for the next following year, with the remaining 20% held back pending computations based on the audited financial statements for the Company to confirm the unaudited calculations.

      3. Long-Term Incentive Plan. The Long-Term Incentive Plan (“LTI”) is an integral part of the Compensation Plan and was effective as of January 1, 2002.

      The LTI is designed to reward senior members of management who are Participants for sustained, superior performance by the Company measured over three-year periods. The LTI awards are based on the achievement by the Company of two corporate performance goals, the achievement of which should reflect higher value for the Company’s shareholders. These measurements reflect:

•	absolute Company performance; and

•	Company performance relative to peer group performance.

Performance levels are linear ranging from Threshold through Target to High, not steps.

      A provisional LTI award is made to each Participant in an amount, expressed in Units, based on the salary paid to such Participant in the preceding year. The Compensation Committee meets for the purpose of finalizing each LTI award during the first quarter of the year in which the provisional award is being made. Pay-outs on annual LTI awards will depend on the degree to which specified three-year performance goals are achieved, and on satisfaction of additional vesting requirements, as described below.

      Under the first performance goal, which governs 50% of each annual LTI award, the Company’s common stock must achieve an annually compounded total percentage return per share, over the three-year period that begins with the year of award, equaling a minimum of 8.5% per year. At that threshold 8.5% level of performance, each Participant will earn 50% of the portion of his/her provisional award that is governed by absolute total percentage return per share. All of this portion of the award will be earned if the annually compounded total percentage return per share is 10% per year, and additional Units can be earned for performance above that level (up to 150% of this portion of the award). Total return per share of the Company’s common stock is defined as total appreciation/depreciation over the three-year period that begins on January 1 of the year of award, assuming contemporaneous reinvestment in Shares of all dividends and other distributions, and with starting and ending Share values based on average closing prices for the first ten trading days of the month of January of the year of award and the last ten days of the second year following the calendar year of the award (provided that the starting Share value for provisional awards made in 2002 and 2003 were deemed to be $16.30 and $15.50, respectively).

      Under the second performance goal, which governs the other 50% of each annual LTI award, the Company’s common stock must achieve a total percentage return per Share, over the three-year period that begins on January 1 of the year of grant and ends on December 31 the second year following the year of grant, equal to or higher than the weighted average total percentage return per share over the same three-year period achieved by common shares of Office-Suburban REITs (other than the Company) that are included throughout the three-year period in the Morgan Stanley REIT Index, not including those entities considered Mixed-Use by NAREIT (the “Peer Group”). If the total percentage return per share of the Company’s common stock over the three-year period equals the Peer Group’s weighted average total percentage return per share over the same period (the “Threshold Return”), each Participant will earn 50% of the portion of his/her provisional award that is governed by relative total percentage return per share. All of this portion of the award will be earned if the total percentage return per share over the three years equals 110% of the Threshold Return, and additional Units can be earned for performance above that 110% level (up to 150% of this portion of the award).

      Individual provisional awards under the LTI will be calculated as a specific dollar amount and made in the form of Units that are designed to mirror the performance of the Company’s common stock. The dollar amount of the award for the CEO is 100% of his/her salary for the prior year. For other Participants, the dollar amount of the award is 80% of his/her salary for the prior year. The dollar amount of the award for each Participant is then divided by the average closing price of the Company’s common stock during the first ten trading days of the month of the calendar year of the award (or, in the case of provisional awards made in 2003, $15.50), with the quotient (rounded to the nearest whole number) being the number of Units awarded to such Participant.

      Each Unit will serve as the provisional economic equivalent of one Share. The provisional value of a Unit at any time will be equal to the value then associated with a Share that was outstanding on January 1 of the year of award, assuming full contemporaneous reinvestment in Shares of all dividends and other distributions made thereon after January 1 of the year of award. For this purpose, the number of Shares deemed acquired upon assumed reinvestment of dividends and other distributions will be based on the closing price of a Share on the first trading day that coincides with, or follows, the date of the distribution.

      As soon as practicable following the end of each three-year measurement period, provided the Participant remains employed by the Company through the last day of the three-year measurement period (except as otherwise provided in a Participant’s participation letter or employment agreement), the Compensation Committee will determine the number of Units actually earned by each Participant.

      Any provisional Units that are not earned for a three-year measurement period will be deemed forfeited.

      The Units earned by each Participant, as determined by the Compensation Committee, will be subject to a vesting requirement whereby one-third of the Units will be vested as of the third, fourth and fifth anniversaries of December 31 of the year of the award, with distribution to occur as promptly as reasonably practicable after vesting, subject to any proper deferral election the Participant may previously have made. Each Participant will have the option, upon election in accordance with procedures established by the Company that are designed to reasonably assure the tax-effectiveness of any deferral election, to (i) receive the vested amount in cash, (ii) receive the vested amount in Shares, or (iii) have the vested amount credited to an unfunded deferred investment account established by the Company.

Base Salaries and Bonuses of Executives

      The base salaries of our executives approximate the median for salaries of executives in our comparison group. The Compensation Committee awarded bonus compensation for 2003 to each executive based on the executive’s scope of responsibility, the specific contributions made by the executive to Koger Equity’s performance over all and the performance within the executive’s area of responsibility and the CEO’s recommendation.

Base Salary and Bonus of the CEO

      In arriving at the compensation paid Thomas J. Crocker, the CEO, during 2003, the Compensation Committee considered the outstanding performance of the Company under his leadership as CEO.

      For 2003, Mr. Crocker was paid a base salary at the annual rate of $325,000, the same as was paid in 2002. For 2003, the Compensation Committee determined that Mr. Crocker’s contribution to Koger Equity’s performance warranted a bonus of $325,000, payable in cash and was paid after completion of the audit of the Company’s books of account for its fiscal year ended December 31, 2003. For 2004, the Compensation Committee approved a base salary for Mr. Crocker totaling $450,000.

Section 162(m) Limitation

      Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a federal income tax deduction to public companies for certain compensation over $1,000,000 paid to Named Officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Having considered the requirements of Section 162(m) of the Code, the Compensation Committee believes that awards made pursuant to its various plans meet such requirements and are, therefore, exempt from the limitations on deductibility. Although the Compensation Committee intends to structure most awards under its plans to comply with Section 162(m), it has reserved and will continue to reserve the right to structure awards that do not comply with that Section where it believes doing so is in the interest of the Company and its shareholders.

Conclusion

      The Compensation Committee believes that the compensation packages of the Company’s executive officers have been generally commensurate with the Company’s financial performance and the total value received by its shareholders. The Compensation Committee intends to continue the review of executive officers’ compensation with the assistance of an outside compensation consultant and will make such modifications in its approach to executive compensation as it determines to be appropriate in light of the Company’s financial condition, the performance of its officers and peer group analysis.

      This report is furnished by the Compensation Committee.

Benjamin C. Bishop, Jr., Chairman
D. Pike Aloian
George F. Staudter

      The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Exchange Act of 1934 except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Act.

COMPENSATION COMMITTEE

INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee includes Messrs. Aloian, Bishop and Staudter, none of whom serves as an officer or employee of the Company or any of its subsidiaries. In addition, none of the members of this Compensation Committee is an executive officer of a company for which an executive officer of Koger Equity determined compensation matters.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2003, with the Company’s management and with Deloitte & Touche LLP, the Company’s independent auditors. The Audit Committee discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The Audit Committee has received the written disclosures from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed the independence of Deloitte & Touche LLP with that firm.

      Based upon the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

      The Board of Directors has determined that each of the Audit Committee members is independent, as that term is defined under the enhanced independence standards for audit committee members in the Securities Exchange Act of 1934 and rules thereunder, as amended, as incorporated into the listing standards of the New York Stock Exchange.

      This report is furnished by the Audit Committee.

George F. Staudter, Chairman
D. Pike Aloian
Benjamin C. Bishop, Jr.

      Unless specifically stated otherwise in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the Report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

AUDITORS’ FEES AND PRE-APPROVAL POLICIES

Auditors’ Fees Billed to Deloitte & Touche LLP

      During the year ended December 31, 2003, the Board of Directors, based upon the recommendation of its Audit Committee, appointed Deloitte & Touche LLP as the Company’s independent accountants. During 2003, the services of the independent accountants included the audit of the annual financial statements, a review of the quarterly data furnished by the Company to the SEC for the quarters ended March 31, June 30, and September 30, 2003, services performed in connection with the filing of the Company’s proxy statement and the Company’s Annual Report on Form 10-K with the SEC, attendance at meetings with the Company’s Audit Committee and consultation on matters relating to accounting, tax and financial reporting. The Company’s Audit Committee approved all services performed by Deloitte & Touche LLP in advance of their performance. Deloitte & Touche LLP has acted as independent certified public accountants for the Company since its organization on June 21, 1988. Neither Deloitte & Touche LLP nor any of its associates have any relationship to the Company or any of its subsidiaries except in its capacity as auditors.

      The following table lists fees billed by Deloitte & Touche LLP, for services rendered in fiscal years 2002 and 2003. Certain amounts for fiscal year 2002 have been reclassified to conform to the fiscal year 2003 presentation.

	2003	2002

Audit Fees	$181,674	$103,500
Audit-Related Fees	227,138	54,836
Tax Fees	45,750	54,300
All Other Fees	—	—

Total Fees	$454,562	$212,636

      Audit Fees include fees for the recurring audit of the Company’s consolidated financial statements and assistance with the review of documents filed with the SEC.

      Audit-Related Fees include fees for quarterly reviews of the Company’s consolidated financial statements, audits of the financial statements of certain acquired properties, reviews and evaluations of the impact of new regulatory pronouncements, general assistance with implementation of the new SEC and Sarbanes-Oxley Act of 2002 requirements, professional services regarding the Company’s issuance of preferred stock, and audits of the Company’s employee benefit plan. The Audit Committee approved 100% of these services in 2002 and 2003.

      Tax Fees include fees for the review of the Company’s federal and state tax returns. The Audit Committee approved 100% of these services in 2002 and 2003.

Pre-Approval Policies and Procedures

      The Audit Committee has adopted procedures for pre-approving the audit and non-audit services provided by Deloitte & Touche LLP. These procedures include establishing pre-approved audit and permitted non-audit services and fee ranges, which are valid for a twelve month period once pre-approved unless the Audit Committee specifically provides for a different period. The procedure appendices include a description of, and a budgeted amount for, particular categories of audit and non-audit services that are recurring in nature and therefore anticipated at the time the procedure is submitted. Separate and specific Audit Committee pre-approval is required to provide a service not listed in the appendices. For any such pre-approval, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee also considers whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile, and whether the services enhance the Company’s ability to manage or control risks and improve audit quality. With respect to each proposed pre-approved service, the independent auditor will provide detailed back-up documentation to the Audit Committee, regarding the specific services to be provided. The pre-approval policy also provides a list of prohibited non-audit services. The Audit Committee will designate the internal auditor or other designees to monitor the services rendered and actual fees paid to the independent auditors to ensure that such services are within the parameters approved by the Audit Committee. The Audit Committee’s pre-approval policies and procedures are available on the Company’s website at www.koger.com under the Investor Relations section.

INFORMATION ABOUT KOGER EQUITY COMMON STOCK OWNERSHIP

      The following sections discuss the beneficial ownership of our Shares by significant shareholders and our officers and Directors. “Beneficial ownership” is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. For example, an individual “beneficially” owns Koger Equity common stock not only if the individual holds it directly, but also if the individual indirectly (through a relationship, a position as a director or trustee, or a contract or understanding), has (or shares) the power to vote the stock, or to sell it, or has the right to acquire it within 60 days.

Principal Shareholders

      The following table shows, as of March 26, 2004, all persons we know to be “beneficial owners” of more than five percent of the Shares of Koger Equity. This information is based on Schedule 13D or Schedule 13G reports filed with the Securities and Exchange Commission (the “SEC”) by the firms listed in the table below. If you wish, you may obtain these reports from the SEC.

	Shares Owned
Name of Beneficial Owner	Beneficially	Percent of Class

Third Avenue Management LLC, et al.(1)	2,571,751	10.0%
Heitman Real Estate Securities LLC(2)	2,137,209	8.0%
AXA Financial, Inc.(3)	1,729,563	6.4%
Kensington Investment Group, Inc.(4)	1,665,467	6.2%

(1)	Address is 622 Third Avenue, New York, New York 10017. Sole voting power as to 2,231,986 Shares and sole dispositive power as to 2,240,386 Shares. Source: Schedule 13G/ A dated January 15, 2004.

(2)	Address is 191 North Wacker Drive, Suite 2500, Chicago, Illinois 60606. Heitman Real Estate Securities serves as sub-investment advisor to the PBHG REIT Fund and the Penn Series Funds, Inc. REIT Fund, registered investment companies, and 2,881 separate account clients. Sole voting power as to 1,512,193 Shares and sole dispositive power as to 2,137,209 Shares. Source: Schedule 13G/A dated February 18, 2004.

(3)	Address is 1290 Avenue of the Americas, New York, New York 10104. Sole voting power as to 1,437,833 Shares and sole dispositive power as to 1,058,733 Shares. Shared voting power as to 13,800 Shares and shared dispositive power as to 670,830 Shares. Covering securities held by its subsidiaries (AXA Rosenberg—670,830 Shares, Alliance Capital Management L.P.—1,057,883 Shares, The Equitable Life Assurance Society of the United States—850 Shares). Source: Schedule 13G dated February 13, 2004.

(4)	Address is 4 Orinda Way, Suite 200C, Orinda, California 94563. Sole voting power and sole dispositive power as to 1,665,467 Shares. Source: Schedule 13G dated January 21, 2004.

Management Shareholders

      The following table shows, as of March 26, 2004, the Shares owned beneficially by Koger Equity Directors and executive officers.

	Shares
Name of Beneficial Owner	Owned Beneficially		Percent of Class

Directors:
D. Pike Aloian	21,055	(1)	*
Benjamin C. Bishop, Jr.	37,289	(1)	*
Thomas J. Crocker	1,035,291	(2)	3.76%
David B. Hiley	157,499	(3)	*
Victor A. Hughes, Jr.	504,904	(4)	1.87%
George F. Staudter	21,120	(1)	*
James C. Teagle	134,939	(5)	*
Executive Officers:
Steven A. Abney	37		*
Christopher L. Becker	201,427	(6)	*
Thomas C. Brockwell	202,236	(6)	*

Directors and Executive Officers as a group (10 persons):	2,315,797	(7)	8.17%

*	Less than one percent (1%).

(1)	Includes 4,000 Shares which are subject to presently exercisable options.

(2)	Includes 700,000 Shares which are subject to presently exercisable options.

(3)	Includes 129,000 Shares which are subject to presently exercisable options.

(4)	Includes 180,000 Shares which are subject to presently exercisable options.

(5)	Includes 100,000 Shares which are subject to presently exercisable options. Includes 13,950 Shares owned by spouse.

(6)	Includes 200,000 Shares which are subject to presently exercisable options.

(7)	Sole voting and dispositive power as to 2,301,847 Shares, and 13,950 Shares with shared voting and dispositive power. Includes 1,521,000 Shares which are subject to presently exercisable options, or options which are exercisable within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and executive officers, and persons who have beneficial ownership of more than ten percent (10%) of the Common Stock of the Company to file reports of ownership and changes of ownership with the SEC and the New York Stock Exchange. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a).

      To the Company’s knowledge, based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that the Directors, executive officers and greater than ten percent (10%) beneficial owners complied with all Section 16(a) filing requirements during the fiscal year ended December 31, 2003, except as described below. Mr. Abney filed a Form 4 with the SEC on September 23, 2003 that was due on September 18, 2003. Messrs. Crocker, Brockwell, Amara, Abney, Becker, Aloian, Hiley, Staudter and Bishop did not file Form 4s with respect to their routine monthly purchase of Shares pursuant to the Company’s Stock Investment Plan. All of these transactions have been reported on a Form 5 filed by the appropriate reporting individuals. The Form 5 filed by Messrs. Crocker, Brockwell, Amara, Abney, Becker, Aloian, Hiley, Staudter and Bishop related to 33, 30, 6, 11, 11, 32, 30, 32 and 33 routine purchases under the Company’s Stock Investment Plan, respectively.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

      On January 15, 2004, the Company, through a newly formed subsidiary DownREIT limited partnership, acquired all of the partnership interests in Broward Financial Center in downtown Fort Lauderdale, Florida in a joint venture with an affiliate of Investcorp Properties Limited of New York (“Investcorp”), for approximately $60.1 million. The newly formed DownREIT limited partnership entered into a joint venture with Investcorp Properties Limited of New York to make the acquisition, and has a 30% interest in the joint venture. The Company’s total investment in this joint venture is $5.1 million including closing costs and fees. The Company’s Chief Executive Officer has a 50% ownership interest in entities which own approximately 14% of the selling partnership. These entities, which the Company’s CEO has an interest in, contributed their partnership interests to the newly formed DownREIT in exchange for 97,948 DownREIT limited partnership units. The transaction was approved by the independent Directors and the pricing terms were determined by Investcorp.

      During 2000, the Company entered into a management agreement (the “Agreement”) with Crocker Realty Trust (“CRT”) of which Mr. Crocker was the Chairman of the Board and Chief Executive Officer owning 2.8% of the outstanding CRT shares, Mr. Onisko was the Treasurer and Chief Financial Officer owning 0.2% of the outstanding CRT shares, Mr. Becker was a Vice President owning 0.3% of the outstanding CRT shares, and Mr. Brockwell was a Vice President owning 0.2% of the outstanding CRT shares. The Agreement provided that the Company be paid a management fee for managing the properties of CRT based on the value of CRT’s assets. The Agreement was terminable by either party upon 90 days written notice. During 2003, the Company earned fees totaling $84,000 under the Agreement. The terms of the Agreement were approved by a committee of the Company’s Board of Directors whose members were not affiliated with CRT, and who determined that such terms were similar to those that could be obtained from an unaffiliated third party. The Agreement was terminated in May 2003.

      In 2000, the Company entered into stock purchase agreements (“SPA”) whereby it would finance the purchase of up to 500,000 Shares by Mr. Crocker and up to 150,000 Shares by Mr. Onisko. Under the SPAs, the Company was legally committed, before the enactment of the Sarbanes-Oxley Act of 2002 on July 30, 2002, to advance funds for these stock purchases. The Company has no discretion or termination right with respect to its obligations under the SPAs. The Board believes that because the SPAs pre-dated enactment of the Sarbanes-Oxley Act, the SPAs are not prohibited by the Sarbanes-Oxley Act and has been advised by outside counsel to that effect. Nevertheless, the Board is considering alternative compensation arrangements for Mr. Crocker that would replace his SPA. Although Mr. Onisko is no longer employed by the Company, the Company is still obligated to advance funds to him under this agreement.

      At December 31, 2003, the Company had loans outstanding to Mr. Crocker of $3,799,774 (of which $3,172,694 is non-recourse) and to Mr. Onisko of $1,291,954 (of which $1,076,584 is non-recourse) in connection with their purchase of Shares pursuant to their SPAs, all of which was borrowed prior to June 30, 2002. The above indebtedness is secured by a pledge of the Shares purchased and bears interest at a rate of 150 basis points over the applicable LIBOR rate. Interest is paid quarterly and is current under this indebtedness. In 2000, Messrs. Crocker and Onisko acquired 302,495 Shares and 100,831 Shares, respectively, under the SPAs. In 2002, Messrs. Crocker and Onisko acquired 17,875 Shares and 1,659 Shares, respectively, under the SPAs. Neither Mr. Crocker nor Mr. Onisko purchased Shares under the SPAs in 2001 or 2003. For fiscal 2003, Mr. Crocker paid $114,860 and Mr. Onisko paid $37,522 in interest pursuant to their SPAs.

PROPOSAL NO. 2

RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS

Introduction

      The Audit Committee has selected Deloitte & Touche LLP as the Company’s independent accountants for the fiscal year ending December 31, 2004 and has further directed that management submit the selection of independent accountants for ratification by the shareholders at the Annual Meeting. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Shareholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent accountants is not required by the Company’s by-laws or otherwise. However, the Company is submitting the selection of Deloitte & Touche LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its shareholders.

Vote Required

      The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

Recommendation

      Your Board recommends a vote FOR the ratification of the selection of Deloitte & Touche LLP, and proxies received will be so voted unless shareholders specify a contrary choice in their proxies.

PROPOSAL NO. 3

APPROVAL OF AMENDMENT OF

THE COMPANY’S AMENDED AND RESTATED
ARTICLES OF INCORPORATION

Introduction

      The purpose of the amendment to the Company’s Amended and Restated Articles of Incorporation (“Articles of Incorporation”) is to change the Company name from “Koger Equity, Inc.” to “CRT Properties, Inc.” In all other respects, the terms and provisions of the Articles of Incorporation will remain unaltered. Additionally, if this proposal is approved, the corporate structure of the Company would remain the same.

      The Company believes that it is in the Company’s best interest to amend Article I of Articles of Incorporation to read as follows (without quotes):

“Article I – Name

      The name of the Company is CRT PROPERTIES, INC. (the “Company”).”

Reasons for the Amendment

      The Board of Directors and management of the Company believe changing the Company’s name will (i) enhance the Company’s stature and reputation in the commercial real estate industry and in the investment community; (ii) recognize the fact that the Company is no longer investing in commodity– type suburban office projects that historically comprised Koger Equity’s portfolios (iii) signal the Company’s continuing strategy to acquire dominant Class A properties in major Southeastern U.S., Texas and suburban Washington, D.C. markets; and (iv) validate the Company’s new management team and operating platform.

      The name change will not affect the validity or transferability of currently outstanding stock certificates, and shareholders will not be requested to surrender for exchange any certificates presently held by them. The Company expects to change its NYSE trading symbol in connection with the name change. The Company has reserved the NYSE trading symbol “CRO” and expects its common stock to trade under that symbol after the proposed name change is completed.

      If shareholder approval of the name change is granted, the Company intends to effect the name change as soon as practicable. However, the Board will retain the discretion to determine when and whether to ultimately effect the name change. The name change will become effective as of the effective date set forth in the Articles of Amendment to the Articles of Incorporation that will be filed with the Florida Department of State. The Company will make a general press release announcement as to the effectiveness of the name change.

Vote Required

      The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

Recommendation

      Your Board recommends a vote FOR approval of the amendment of the Company’s Amended and Restated Articles of Incorporation, and proxies will be so voted unless shareholders specify a contrary choice in their proxies.

PROPOSAL NO. 4

APPROVAL OF AMENDMENT TO THE

COMPANY’S AMENDED AND RESTATED
1998 EQUITY AND CASH INCENTIVE PLAN

Introduction

      The purpose of the proposed amendment to the Company’s amended and restated 1998 Equity and Cash Incentive Plan (the “1998 Plan”) is to authorize the Compensation Committee of the Board of Directors to grant a new type of equity-based incentive award designed to work in tandem with restricted stock without additional dilution. As more fully described under “Reasons for the Amendment” below, the proposed amendment:.

•	does not increase the number of shares of common stock available under the 1998 Plan;

•	allows the Compensation Committee to take advantage of new, tax-efficient structures for incentive compensation;

•	does not cause additional dilution or adverse effects on liquidity or results of operations; and

•	enables the Compensation Committee to promote long-term equity ownership by management, and thus a more complete alignment with shareholders.

      The trend among publicly traded companies, both in general and in the REIT sector, is to rely less on stock options and more on so-called “full value” equity awards, of which restricted stock is the principal example. The Company has not granted stock options for several years and the Board of Directors believes that full value equity-based awards will play a larger role going forward in the Company’s overall long-term incentive compensation program. Restricted stock and other full value equity awards better align the interests of executives and directors with the interests of shareholders by giving them a true ownership stake in the Company, accompanied by the same downside risks and upside potential faced by shareholders and by the same right to receive dividends, while also minimizing dilution to shareholders. This is in sharp contract to stock options, which do not represent ownership in the Company, do not share in dividends, and necessitate large grants to confer meaningful value. Another obvious benefit of full value equity awards is to avoid the use of cash for incentive compensation and to promote long-term ownership by management and directors. Unfortunately the tax treatment of traditional restricted stock grants can be very unattractive to recipients and may severely undermine the value of a given award. Compensation experts have developed a variety of techniques for enhancing the after-tax value of equity-based awards without increasing dilution to shareholders or otherwise adversely affecting the Company’s liquidity or results of operations. The 1998 Plan, however, currently does not allow the Compensation Committee to take advantage of some of these techniques. The proposed amendment is designed to keep pace with changes in the market and increase flexibility with respect to incentive compensation

      The purpose of the 1998 Plan has been, and continues to be, the advancement of the interests of the Company and its subsidiaries by enhancing their ability to attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries, and to reward participants for such contributions through ownership of equity and cash incentives. The Board of Directors on April 22, 2004 approved, subject to shareholder approval, a proposed amendment to the 1998 Plan to add a new type of award called “Other Stock-Based Awards.” The full text of the 1998 Plan as amended is attached as Appendix B and the proposed amendment to the 1998 Plan is attached as Appendix C. The following is a summary of the key features of Other Stock-Based Awards and is qualified in its entirety by the full text of the 1998 Plan and the proposed amendment:

•	Other Stock-Based Awards would consist of awards that are valued in whole or in part by reference to, or are otherwise calculated by reference to or based on, shares of the Company’s common stock, including without limitation, (i) units of limited partnership or membership interests in Subsidiary Partnerships (as defined below) through which the Company conducts a significant portion of its business (“Units”), (ii) convertible, exchangeable or redeemable Units and other convertible or exchangeable securities or equity interests, and (iii) awards valued by reference to book value, fair value or performance parameters relative to the Company or any Subsidiary Partnership or group of Subsidiary Partnerships. A “Subsidiary Partnership” would include any limited partnership, general partnership, limited liability company or corporate entity in any unbroken chain of subsidiaries, beginning with the Company, if each of the entities (other than the last entity in the unbroken chain) owns shares or other interests possessing 50% or more of the economic interest or total combined voting power of all classes of shares or other interests in one of the other entities in the chain.

•	For purposes of calculating the number of shares of common stock underlying an Other Stock-Based Award relative to the total number of shares of common stock available for issuance under the 1998 Plan, the Compensation Committee will determine the maximum number of shares of stock to which a grantee of such Other Stock-Based Award may be entitled upon fulfillment of all applicable conditions and performance goals of the award, including vesting, accretion factors, conversion ratios, exchange ratios and the like. Accordingly, shares available for future awards under the 1998 Plan will be decreased on a one-for-one basis if and when Other Stock-Based Awards are granted. If and when vesting or other conditions of the award are no longer capable of being met, in whole or in part, the number of shares of stock underlying such Other Stock-Based Award will be reduced and the reduction added back to the stock available for issuance under the 1998 Plan.

•	Other Stock-Based Awards may, at the discretion of the Compensation Committee, include dividend equivalent rights entitling the grantee to receive credits or distributions based on cash dividends that would have been paid on the shares of common stock into or for which Units or other securities underlying an Other Stock-Based Award may be converted or exchanged. Dividend equivalents may be paid currently or deemed to be reinvested in common stock of the Company, may be settled in cash, stock or a combination thereof, in a single installment or installments, shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, the underlying award, and shall expire or be forfeited or annulled under the same conditions as such award.

•	The Compensation Committee may require, as a condition to an Other Stock-Based Award, that a recipient become a partner or member of a Subsidiary Partnership, and would determine the specific terms and conditions of the award, including the number of Units or other securities to be awarded, the price, if any, to be paid by the recipient and any restrictions or vesting conditions applicable to the award, which may include any of the terms and conditions permissible with respect to Restricted Stock Awards, Deferred Stock Awards or Performance Awards under the 1998 Plan as currently in effect (such as continuing employment or other service relationship, computation of financial metrics and/or achievement of pre-established performance goals and objectives).

General

      The 1998 Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”). Under the 1998 Plan, the Committee may grant stock options, stock appreciation rights, restricted stock, unrestricted stock, deferred stock and performance awards (in cash or stock), or combinations thereof (the “Awards”). If the proposed amendment described above is approved by shareholders “Other Stock-Based Awards” will be added to the list of possible Awards.

      Subject to adjustment for stock splits, stock dividends and similar events, the total number of shares available under the 1998 Plan is 2,000,000 shares. The Committee will have the authority, among other things, to waive compliance by a holder of an Award with any obligations imposed under the Award, waive any terms or conditions of an Award, and amend or cancel an existing Award in whole or in part, and if an Award is canceled, grant another Award in its place on terms and conditions determined by the Committee.

      Awards under the 1998 Plan may also include provision for the payment of dividend equivalents with respect to shares subject to Awards. Employees of the Company and its subsidiaries and other persons or entities, including, but not limited to, directors of the Company, who are in a position to make a significant contribution to the success of the Company, are eligible to receive Awards under the 1998 Plan.

      Section 162(m) of the Code places annual limitations on the deductibility by public companies of compensation in excess of $1,000,000 paid to any of the chief executive officer and the other four most highly compensated officers, unless, among other things, the compensation is performance-based. For compensation attributable to stock options and stock appreciation rights to qualify as performance-based, among other required events, the plan, under which the stock options or stock appreciation rights are granted, must state a maximum number of shares with respect to which options and rights may be granted to an individual during a specified period and must be approved by the company’s shareholders. To comply with these requirements, the 1998 Plan provides that the maximum number of shares as to which Awards may be granted to any participant in any one calendar year is 250,000, and the 1998 Plan was, and this amendment is being, submitted for shareholder approval.

Reasons for the Amendment

      In recent years a trend has emerged among publicly traded companies, both in general and in the REIT sector, to decrease their reliance on stock options and increase their use of so-called “full value” equity awards, of which restricted stock is the principal example. Restricted stock awards typically consist of shares which vest over time if the recipient continues to be employed and/or upon the achievement of specified performance goals. The Company has not been granting stock options for several years. The Board of Directors believes that going forward full value equity-based awards will play an increasingly important role in the Company’s overall long-term incentive compensation programs, enabling executives, directors and other key persons upon whose judgment, initiative and efforts the Company’s success depends to acquire a larger proprietary interest in the Company. Restricted stock and other full value equity awards better align the interests of executives and directors with the interests of shareholders by delivering securities representing true ownership in the Company, accompanied by the same downside risks and upside potential faced by shareholders and by the same right to received dividends, while also minimizing dilution from the issuance of shares available under the 1998 Plan. In contrast, stock options do not represent ownership in the Company, provide no current economic benefit to the recipient as they do not share in the dividend yield, and given the low beta of real estate investment trust sector stocks, require large option grants to confer meaningful value, which increases dilution to existing shareholders. In addition, the Company may benefit less from granting stock options in the future if the fair value of options must be expensed beginning in 2005 as FASB has proposed. Another obvious benefit of full value equity-based awards is to avoid the use of cash for incentive compensation and to promote long term equity ownership by executives and directors.

      While our Board of Directors anticipates that providing employees and directors with a direct equity stake in the Company will assure their closer alignment with shareholders, stimulate their efforts on the Company’s behalf and strengthen their desire to remain with the Company, the tax consequences to grantees of traditional restricted stock grants can be very unattractive and may severely undermine the value of a given award. Compensation experts have developed a variety of techniques for enhancing the after-tax value of equity-based awards without increasing dilution to shareholders or otherwise adversely affecting the Company’s liquidity or results of operations. Under the 1998 Plan, however, the Compensation Committee does not have the ability to take advantage of the full range of design and structuring alternatives that are becoming available. In order to be competitive and to keep pace with changes in the market and our competitors, our Board of Directors believes that the Company should have a more flexible equity plan that would allow the Compensation Committee to take advantage of innovative equity-based compensation structures that maximize the value of awards to executives and directors without adverse effects on the Company and its shareholders.

      In particular, the Board of Directors has authorized the Compensation Committee to evaluate a new long-term incentive program to be established under the 1998 Plan to work in tandem with the LTI and restricted stock without increasing the number of shares of common stock reserved under the 1998 Plan. The new program, which we refer to as a “unit-based incentive program” or “UBIP,” would offer participants the same long-term incentive as awards of restricted stock, while allowing them to enjoy a more favorable income tax treatment. The proposed amendment to the 1998 Plan adding Other Stock-Based Awards to the list of permitted Awards would enable the Committee to implement this kind of long-term incentive program. The shareholder approval requirements adopted by the New York Stock Exchange in June 2003 require that any amendment to an equity-based compensation plan that adds a new type of award be submitted to shareholders for approval even though it involves no increase in the number of shares available under the plan. It is important to note that establishment of a UBIP under the 1998 Plan would not cause the Company’s shareholders to suffer additional dilution.

      The UBIP would address a key disadvantage of restricted stock, namely that participants are generally taxed at ordinary income rates on the full market value of the shares at the time of vesting, even if they want to hold the shares after they vest. As a result, in a typical restricted stock program, participants are required to use after-tax income (often a large portion of their cash bonus) to pay taxes on vesting restricted stock awards in order to continue to hold their vested stake in the company. Conversely, under the UBIP, participants would generally be taxed only when they choose to liquidate their UBIP units, not when vesting occurs. Additionally, participants liquidating their UBIP units would be taxed at capital gain rates, in contrast to restricted stock which is taxed at ordinary income rates at vesting. The UBIP provides superior after-tax economics, increased flexibility and more favorable treatment to recipients than so-called “restricted stock units” or other types of tax-deferred compensation programs commonly used in connection with restricted stock awards. In summary, through the establishment of a UBIP, due to the combined effect of deferral of taxation and a lower applicable tax rate upon sale, participants would have an economic incentive to hold their incentive equity awards past the time of vesting and for the long term, which should promote equity ownership in the Company by management, and further align their interests with those of our shareholders.

      The Compensation Committee is still evaluating the merits of a UBIP and has not made a decision to move forward. The recommendation to shareholders that they approve the proposed amendment to the 1998 Plan is designed to allow the Committee maximum flexibility in evaluating and structuring alternatives for long-term incentive compensation, including a UBIP. If established, a UBIP would allow the Compensation Committee to award a new type of interest in subsidiaries of the Company that are limited partnerships or limited liability companies (“UBIP units”). Each UBIP unit would be deemed equivalent to one share of the Company’s common stock under the 1998 Plan, thereby reducing availability for other Awards on a one-for-one basis. UBIP units, whether vested or not, would receive per unit distributions designed to give participants dividend-equivalent rights based on the number of shares of common stock underlying a given number of UBIP units. Initially, UBIP units would not have full parity with common stock with respect to investment value and liquidity. Upon the occurrence of specified events, UBIP units would over time achieve full parity with common stock for all purposes, and therefore accrete to an economic value equivalent to an equal number of shares of common stock on a one-for-one basis. If such parity is reached, vested UBIP units could thereafter be converted into or exchanged for an equal number of shares of common stock at any time. However, there would be circumstances under which such parity would not be reached. Until and unless such parity is reached, the value that a participant would realize for a given number of vested UBIP units would be less than the value of an equal number of shares of common stock. Based on these considerations, if the Compensation Committee proceeds with implementation of a UBIP, it is possible that participants would be given the ability to elect between shares of common stock and UBIP units on a one-for-one basis for their equity-based incentive compensation awards.

Summary of the 1998 Plan

      Plan Administration; Eligibility. The 1998 Plan is administered by a committee of the Board of Directors of not fewer than two non-employee directors (currently the Compensation Committee).

      The Committee has full power to select, from among those eligible for Awards, the individuals to whom Awards will be granted, to make any combination of Awards to participants, and to determine the specific terms of and conditions of each Award, subject to the provisions of the 1998 Plan.

      Persons eligible to participate in the 1998 Plan are those employees of the Company and any of its subsidiaries, and each other person or entity, including non-employee directors of the Company or its subsidiaries, who is in a position to make a significant contribution to the success of the Company or any of its subsidiaries.

      Stock Options. The exercise price of an incentive stock option (“ISO”) granted under the 1998 Plan or an option intended to qualify as performance-based compensation under Section 162(m) of the Code shall not be less than 100% of the fair market value of the shares at the time of grant. Subject to the foregoing, the exercise price of options granted under the 1998 Plan is determined by the Committee. Options granted under the 1998 Plan will expire and terminate no later than 10 years from the date of grant. The exercise price may be paid in cash or check acceptable to the Company. Subject to certain additional limitations, the Committee may also permit the exercise price to be paid by tendering shares, by delivering to the Company an undertaking by a broker, bank or other financial institution, acceptable to the Company, to deliver promptly sufficient funds to pay the exercise price, or a combination of the foregoing.

      Stock Appreciation Rights (SARs). Stock appreciation rights (“SARs”) may be granted either alone or in tandem with stock option grants. Each SAR entitles the holder, upon exercise, to receive an amount in cash or shares or a combination thereof (such form to be determined by the Committee) determined in whole or in part by reference to appreciation in the fair market value of a share. SARs may be based solely on appreciation in the fair market value of the shares or on a comparison of such appreciation with some other measure of market growth. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Committee. If a SAR is granted in tandem with an option, the SAR will be exercisable only to the extent the option is exercisable. To the extent the option is exercised, the accompanying SAR will cease to be exercisable, and vice versa.

      Stock Awards; Deferred Stock. The 1998 Plan provides for Awards of nontransferable shares of restricted stock subject to forfeiture (“Restricted Stock”), as well as for Awards of unrestricted shares. Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable restricted period and the satisfaction of any other conditions or restrictions established by the Committee. Other Awards under the 1998 Plan may also be settled with Restricted Stock. The 1998 Plan also provides for deferred grants entitling the recipient to receive shares in the future at such times and on such conditions as the Committee may specify.

      Performance Awards. The 1998 Plan provides for performance Awards entitling the recipient to receive cash or shares following the attainment of performance goals determined by the Committee. Performance conditions and provisions for deferred stock may also be attached to other Awards under the 1998 Plan. In the case of any performance award intended to qualify for the performance-based remuneration exception described in Section 162(m) of the Code (an “Exempt Award”), the Committee will pre-establish specific performance goals in writing that are based upon any one or more of the following (determined on a consolidated, divisional, subsidiary, line of business or geographical basis or in combinations thereof): (i) sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; inventory level or turns; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; share price; shareholder return; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control (as defined under the 1998 Plan); or any combination of the foregoing. Performance goals need not be based upon an increase, a positive or improved result or avoidance of loss. The maximum Exempt Award payable to an individual in respect of any performance goal for any year cannot exceed $2,500,000. Payment of performance Awards based upon a performance goal for calendar years 2006 and thereafter is conditioned upon re-approval by the Company’s shareholders no later than the first meeting of shareholders in 2005.

      Loans and Supplemental Grants. The 1998 Plan provides that the Company may make loans to assist Participants with the purchase of shares under the 1998 Plan and/or the payment of taxes due with respect to an Award. The Plan also provides that the Board may cause the Company to make supplemental cash Awards (“Supplemental Grants”) to assist Participants with the payment of taxes relating to an Award and that Supplemental Grants may be made on a grossed-up basis. It should be noted that despite this existing provision in the 1998 Plan, new loans by the Company to executive officers and directors generally are now prohibited by Section 402 of the Sarbanes-Oxley Act of 2002.

      Other Stock-Based Awards. As discussed in detail above under “Introduction” and “Reasons for the Amendment,” if the proposed amendment to the 1998 Plan is approved by shareholders, the Committee may grant other Awards, either as a free-standing award or in tandem with another Award, that are valued in whole or in part by reference to shares of common stock (“Other Stock-Based Awards”). Such Other Stock-Based Awards may include interests in subsidiaries of the Company that are limited partnerships or limited liability companies, convertible or exchangeable securities or equity interests, or awards valued by reference to book value, fair value or performance parameters relative to the Company or its subsidiaries. Other Stock-Based Awards may be subject to such conditions and restrictions as the Committee may determine, including continued employment or service, computation of financial metrics and/or achievement of pre-established performance goals and objectives, and may be granted with dividend equivalent rights that entitle the recipient to receive credits for dividends that would be paid if the recipient had held the number of shares of common stock underlying the Award.

      Termination. Except as otherwise provided by the Committee, (i) in the case of a participant’s death, options and SARs become fully exercisable immediately without regard to any vesting requirements and may be exercised by the participant’s executor, administrator or personal representative or the person to whom the option or SAR passes at death during a period of one year following such death (or for the remainder of their original term, if less), (ii) in the case of retirement or disability, options and SARs may be exercised by the participant at any time in accordance with their original terms, except that in the case of disability, options and SARs will become fully exercisable without regard to any vesting requirements, (iii) in the case of termination for any reason, outstanding Awards of Restricted Stock must be transferred to the Company and deferred stock grants, performance Awards and Supplemental Awards to which a participant is not irrevocably entitled will be forfeited unless otherwise provided, and (iv) in the case of termination for reasons other than death, retirement or disability, options and SARs remain exercisable, to the extent they were exercisable immediately prior to termination, for three months (or for the remainder of their original term, if less), shares of Restricted Stock must be resold to the Company, and other Awards terminate, except as otherwise provided.

      In the case of a change of control as defined in the 1998 Plan except as provided by the Committee at the time of grant, all Awards pursuant to the plan shall immediately vest with options and SARs being immediately exercisable, Restricted Stock becoming unrestricted and performance Awards being fully due and payable to the participant. In the case of certain mergers, consolidations or other transactions in which the Company is acquired or is liquidated or otherwise ceases to exist, Awards payable in shares will then terminate.

      Amendment. The Committee may amend the 1998 Plan or any outstanding Award at any time or may at any time terminate the Plan, provided that no such amendment will, without the approval of the shareholders of the Company, effectuate a change for which shareholder approval is required in order for the 1998 Plan to continue to qualify for the award of ISOs under section 422 of the Code or for the Award of performance-based compensation under Section 162(m) of the Code.

New Plan Benefits

      Future benefits or amounts that may be received under the 1998 Plan by the executive officers, the non-executive officer directors and the non-executive officer employees are discretionary and are therefore not determinable at this time. During the fiscal year ended December 31, 2003, the Company did not grant any options or other Awards under the 1998 Plan.

Federal Tax Effects

      The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options under the 1998 Plan. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the 1998 Plan, nor does it cover state, local or non-U.S. taxes.

      Incentive Stock Options. In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

      Nonstatutory (Non-ISO) Options. In general, in the case of a non-ISO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to the Company; and upon a subsequent sale or exchange of the shares, appreciation or depreciation after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

      In general, an ISO that is exercised more than three months after termination of employment (other than termination by reason of death) is treated as a non-ISO. ISOs are also treated as non-ISOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

      Under the so-called “golden parachute” provisions of the Code, the vesting or accelerated exercisability of Awards in connection with a change in control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of Awards under the 1998 Plan, may be subject to an additional 20% federal tax and may be nondeductible to the Company.

Vote Required

•	The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

•	Under the rules of NYSE there are is an additional voting requirement that must be satisfied as follows: (1) the number of “yes votes” cast at the meeting for this proposal must be at least a majority of all votes cast (including both “no votes” and abstentions); and (2) the total number of votes cast with respect to this proposal (regardless of whether they are “yes votes,” “no votes” or abstentions) must represent more than 50% of all of the shares entitled to vote on the proposal. The NYSE treats “yes votes,” “no votes” and abstentions as votes cast, but does not treat “broker non-votes” as votes cast.

Because the proposal to amend the amended and restated 1998 Equity and Cash Incentive Plan is a non-routine matter under NYSE rules, brokerage firms, banks and other nominees who hold shares on behalf of their clients in “street name” are not permitted to vote the shares if the clients do not provide instructions (either vote FOR, or vote AGAINST or ABSTAIN) on this proposal. Accordingly, if a majority of the shares entitled to vote are recorded as “broker non-votes” on this proposal, the proposal will not be approved even if all of the shares voted are “yes votes.”

Recommendation

      Our Board of Directors believes that the proposed amendment to the 1998 Plan will help the Company to achieve its goals by keeping our incentive compensation program dynamic and competitive with those of our competitors. Accordingly, the Board of Directors believes that the proposed amendment is in the best interests of the Company and its shareholders and recommends that shareholders approve it.

      The Board of Directors unanimously recommends that the proposed amendment to the 1998 Plan be approved, and therefore recommends a vote FOR this proposal.

OTHER BUSINESS

      It is not anticipated that there will be presented to the Annual Meeting any business other than the matters set forth in the Notice of Annual Meeting attached hereto. As of the date of this proxy statement, the Company was not aware of any other matters to be acted on at the Annual Meeting. If any other business should properly come before the Annual Meeting or any adjournment thereof, the persons named on the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment.

SHAREHOLDER PROPOSALS

Proposals for Inclusion in the Proxy Statement

      Proposals of shareholders under SEC Rule 14a-8 that are intended to be presented at the 2005 Annual Meeting must be in writing and received by the Company at its principal executive office by December 29, 2004 for inclusion in the Company’s proxy statement and proxy relating to that meeting. Such proposals must also meet the requirements of the rules of the SEC relating to shareholder proposals. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

Proposals of a Director Nominee and Related Procedures

      In order for a shareholder to nominate a candidate for Director under the Company’s by-laws, the shareholder must be entitled to vote for the election of Directors at a shareholders’ meeting. The proposing shareholder(s) must provide timely notice of the nomination in proper written form to the Company’s Secretary (in it the Secretary’s absence, the Assistant Secretary) must be received by the Company in advance of the meeting. Additionally, the notice must be accompanied by a petition signed by at least one hundred (100) record holders of the Company’s common stock which shows the number of Shares owned by each person signing the petition and which represent in the aggregate one percent (1%) of the outstanding Shares entitled to vote in the election of Directors. To be timely, notice must be delivered to or mailed and received at the Company’s principal executive offices not less than 70 nor more than 90 days prior to the 2005 Annual Meeting. In the event that the Company provides less than 70 days’ notice or prior public disclosure of the meeting date, to be timely, notice must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

      To be in proper written form, the shareholder filing the notice of nomination must include:

•	as to each person whom the shareholder proposes to nominate for election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, including, without limitation:

o	the name, age, business address and, if known, residence address of such person;

o	the principal occupation or employment of such person;

o	criminal background;

o	the class and number of shares of stock of the Company that are beneficially owned by such person; and

o	the written consent of such person to be named in the proxy statement as a nominee and to serve as a Director if elected.

•	as to the shareholder giving the notice:

o	the name and address of such shareholder, as they appear on the Company’s stock transfer books; and

o	the number of shares of stock of the Company beneficially owned by such shareholder.

      If the presiding officer at any meeting of shareholders determines that a shareholder nomination was not made in accordance with the by-laws, the Company may disregard such nomination.

Proposals of Other Business at the Meeting

      In order for a shareholder to bring other business before a shareholder meeting, the shareholder must have given timely notice thereof in writing to the Company’s Secretary (or in the Secretary’s absence, the Assistant Secretary) and the shareholder must be a shareholder of record at the time such notice is given. To be timely, notice must be delivered to or mailed and received at the Company’s principal executive offices not less than 70 nor more than 90 days prior to the 2005 Annual Meeting; provided however, that in the event that the meeting date is not publicly announced by the Company more than 70 days prior to the meeting, notice by the shareholder, to be timely, notice must be delivered not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was made.

      Such notice must include as to each matter proposed to be brought before the meeting:

•	a brief description of the matter desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting;

•	the name and address as it appears on the Company’s stock transfer books of the shareholder proposing such matter;

•	the class and number of shares of stock of the Company beneficially owned by such shareholder; and

•	any material interest of such shareholder in such matter.

      If the presiding officer at any meeting of shareholders determines that a shareholder proposal was not made in accordance with the by-laws, the Company may disregard such proposal. These requirements are separate from the requirements a shareholder must meet to have a proposal included in the Company’s proxy statement.

      In addition, if a shareholder submits a proposal outside of Rule 14a-8 for the 2005 Annual Meeting, and the proposal fails to comply with the advance notice procedure prescribed by the by-laws, then the

Company’s proxy may confer discretionary authority on the persons who have been appointed as proxies on behalf of management to vote on the proposal.

The Company’s By-Laws

      The foregoing procedures are set forth in the Company’s Amended and Restated By-Laws, dated February 17, 2000. The Company’s by-laws are available on the Company’s website at and on the SEC’s website at www.sec.gov as Exhibit 3(b) to the Company’s Form 10-Q for the quarter ended September 30, 2000. Any shareholder desiring a copy of the Company’s by-laws will be furnished one without charge upon written request to the Company’s Secretary.

EXPENSES OF SOLICITATION

      The Company will bear the costs of solicitation of proxies. In addition to the use of telephone, Internet or the mails, proxies may be solicited by personal interview, telephone and telegram by Directors, officers and employees of the Company, and no additional compensation will be paid to such individuals. The Company also has retained Morrow & Co., Inc., 445 Park Avenue, New York, New York 10022 to solicit proxies by mail, personal interview, telephone, or telegraph, for which service the Company anticipates a cost not in excess of $5,000 plus reasonable out-of-pocket expenses. Arrangements may also be made with the stock transfer agent and with brokerage houses and other custodians, nominees, and fiduciaries that are record holders of Shares for the forwarding of solicitation material to the beneficial owners of Shares. The Company will, upon the request of any such entity, pay such entity’s reasonable expenses for completing the mailing of such material to such beneficial owners.

ANNUAL REPORT AND FINANCIAL STATEMENTS

      The Company’s Annual Report to Shareholders, which includes the Company’s Form 10-K, for the fiscal year ended December 31, 2003, which contains financial statements and other information, is being mailed to shareholders with this proxy statement, but it is not to be regarded as proxy soliciting material.

      An additional copy of the Company’s Annual Report on Form 10-K filed with the SEC may be obtained, without charge, by any shareholder upon written request to Koger Equity, Inc., 225 NE Mizner Boulevard, Suite 200, Boca Raton, Florida 33432; provided however, that a copy of the Exhibits to such Annual Report on Form 10-K, for which there may be a reasonable charge, will not be supplied to such shareholder unless specifically requested.

APPENDIX A

KOGER EQUITY, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER

I.	PURPOSE

The Audit Committee (the “Committee”) of Koger Equity, Inc. (the “Company”) shall (i) assist the Board of Directors (the “Board” or the “Board of Directors”) in fulfilling its responsibility to oversee management in (A) the conduct of the Company’s financial reporting process, including by overseeing the integrity of the financial statements and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, (B) the Company’s compliance with legal and regulatory requirements, (C) independent auditors’ qualifications and independence, (D) the performance of the Company’s internal audit function and its independent auditors and its systems of internal accounting and financial controls and (E) the Company’s code of business conduct and ethics as established by the Board and (ii) prepare the Committee report required to be included in the Company’s annual proxy statement.

II.	COMMITTEE MEMBERSHIP

The Committee shall be comprised of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” under Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules of the New York Stock Exchange, Inc. No member of the Committee may serve on the audit committee of more than three public companies, including the Company, unless the Board of Directors (i) determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and (ii) discloses such determination in the annual proxy statement.

All members of the Committee must be financially literate, as such qualification is interpreted by the Board in its business judgment, and must be familiar with basic finance and accounting practices and be able to read and understand financial statements. At least one member of the Committee must be an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and serve until their successors shall be duly elected and qualified. Any member may be removed, with or without cause, by the Board of Directors at any time.

The Board of Directors may appoint one member to be the Chairman. If the Board fails to appoint a Chairman, the members of the Committee shall elect a Chairman by majority vote of all members. The Chairman will chair all regular sessions of the Committee and set the agenda for Committee meetings.

III.	COMMITTEE MEETINGS

The Committee shall meet at least quarterly, or more frequently as they deem appropriate and as circumstances dictate. Any member of the Committee may call a special meeting of the Committee. Meetings of the Committee may be held telephonically.

The Committee shall periodically meet with each of management, the director of the internal auditing department or a partner of the firm engaged to perform the internal audit function for the Company and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe would be appropriate to discuss privately. In addition, the Committee should meet with the independent auditors and management quarterly to review the company’s financial statements.

All non-management Directors who are not members of the Committee may attend meetings of the Committee but may not vote. In addition, the Committee may invite to its meetings any Director, member of management of the company and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

IV.	KEY RESPONSIBILITIES

The Committee’s primary responsibility is one of oversight and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the independent auditors are responsible for auditing those financial statements. The Committee also recognizes that financial management including the internal audit staff or the employees of the firm engaged to perform the internal audit function for the Company, as the case may be, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditor’s work. The Committee shall also carry out any other responsibilities assigned to it by the Board of Directors from time to time.

The Committee may form, and delegate authority to, subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services provided that the decisions of such subcommittee to grant pre-approvals shall be in accordance with the Audit Committee’s pre-approval policies and procedures and shall be presented to the full Committee at its next scheduled meeting.

In fulfilling its responsibilities, the Committee shall have the power and authority to investigate any matter brought to its attention. The Committee (i) shall be entitled to retain outside legal, accounting or other experts and advisors, as it determines necessary to carry out its duties, (ii) will receive appropriate funding, as determined by the Audit Committee, from the Company to engage such persons, and (iii) shall determine the compensation to be paid and the other terms of such engagement.

The Committee shall be given full access to the company’s internal audit group, Board of Directors, corporate executives, books and records of the company and independent accountants as necessary to carry out these responsibilities.

In fulfilling its responsibilities, the Committee shall:

Independent Auditors

1.	Have the direct responsibility for the appointment, termination, evaluation, compensation and oversight of the work of the independent auditors.

2.	Have independent auditors report directly to the Committee, and the Committee’s responsibility includes the resolution of disagreements between management and the independent auditor regarding financial reporting.

3.	Approve in advance any audit or permissible non-audit services to be provided to the Company by the independent auditors.

4.	Obtain and review a report by the independent auditors describing: (i) the firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Company.

5.	Review and discuss quarterly reports from the independent auditors on: (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (iii) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

6.	Review and evaluate, at least annually, the qualifications, performance and independence of the independent auditors and report on its conclusions to the Board. In conducting its review and evaluation, the Committee should:

(a)	Determine whether the lead audit partner (having primary responsibility for the audit) or the audit partner responsible for reviewing the audit is required to rotate in compliance with applicable law.

(b)	Take into account the opinions of management and the company’s internal auditors (or other personnel responsible for the internal audit function).

(c)	Consider whether, in order to assure continuing auditor independence, there should be a regular rotation of the firm of independent auditors.

7.	Establish hiring policies for the Company in respect of employees and former employees of the independent auditors.

Financial Reporting Process

8.	Consider and review with the independent auditors and management: (i) the adequacy of the Company’s disclosure controls and procedures and internal controls, including computerized information system disclosure controls and procedures and security; (ii) all significant deficiencies in the design or operation of the Company’s internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; (iii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; and (iv) the related findings and recommendations of the independent auditors together with management’s responses. Without excluding other possibilities, the Committee may wish to review with the independent auditors (i) any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company.

9.	Consider and review with the independent auditors: (i) significant findings during the year, including the status of previous audit recommendations; (ii) any audit problems or difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information; (iii) any changes required in the planned scope of the audit plan; (iv) the audit budget and staffing; (v) the responsibilities, budget and staffing of the Company’s internal audit function; and (vi) the coordination of audit efforts in order to monitor completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

10.	Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

11.	Review with management and the independent auditors significant risks or exposures to the Company’s business and assess the steps management has taken to minimize such risks. Discuss with management and the independent auditors the Company’s underlying policies and guidelines with respect to risk assessment and risk management.

Review of Reports and Earnings Press Releases

12.	Prior to public release, review with management and the independent auditors the Company’s annual and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and discuss with the independent auditors of the matters required to be discussed by Statement of Auditing Standards No. 61.

13.	Discuss with management and the independent auditors the Company’s earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP financial measures or information), as well as financial information and earnings guidance provided to analysts and rating agencies. This review may be generally of disclosure and reporting policies.

Legal Compliance

14.	Review periodically with the Company’s counsel legal and regulatory matters that may have a material impact on the Company’s financial statements.

15.	Review any issues that arise under the Company’s code of business conduct and ethics, including having the authority to approve or deny any waivers requested thereunder.

16.	Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

General

17.	Review and approve in advance all proposed transactions between the Company or its subsidiaries and any affiliate other than executive compensation decisions approved by the Compensation Committee or decisions relating to the compensation of Directors or Board committee members approved by the Board of Directors.

18.	Prepare all reports required to be included in the Company’s proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

19.	Report regularly to the Board of Directors following each meeting, which reports shall include any issues that arise with respect to the quality or integrity of the company’s financial statements, the company’s compliance with legal or regulatory requirements, the performance and independence of the company’s independent auditors or the performance of the internal audit function and with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities. The Committee shall provide such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

20.	Maintain, with the assistance of counsel, minutes or other records of meetings and activities of the Committee.

Each member of the Committee shall be entitled to rely on: (i) the integrity of those persons and organizations within and outside the Company from which it receives information, and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations, absent actual knowledge to the contrary. In the event of such knowledge, this shall be reported promptly to the Board of Directors. It is not the responsibility of the Audit Committee to determine whether the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles, to plan or conduct audits, to conduct investigations, or to assure compliance with laws, regulations, or any internal rules or policies of the Company.

Annual Self-Evaluation

21.	Conduct an annual self-evaluation of the performance of the Committee, including its effectiveness and compliance with the Charter of the Committee. In addition, the Committee shall annually review and reassess the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable.

Approved and adopted by the Board of Directors at its regular meeting on February 26, 2004.

APPENDIX B

KOGER EQUITY, INC.

AMENDED AND RESTATED 1998 EQUITY AND CASH INCENTIVE PLAN
(INCLUDING THE FIRST AMENDMENT)

1.  PURPOSE

      The purpose of this Equity and Cash Incentive Plan, as Amended and Restated, (the “Plan”) is to advance the interests of the Company and its subsidiaries by enhancing their ability to attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries through ownership of shares of Stock and cash incentives.

      The Plan is intended to accomplish these goals by enabling the Company to grant Awards in the form of Options, Stock Appreciation Rights, Restricted Stock or Unrestricted Stock Awards, Deferred Stock Awards or Performance Awards in Stock, cash or both, Loans or Supplemental Grants, or combinations thereof, (the “Award(s)”) all as more fully described below.

2.  ADMINISTRATION

      Unless otherwise determined by the Board of Directors of the Company (the “Board”), the Plan will be administered by a Committee of the Board designated for such purpose (the “Committee”). The Committee shall consist of at least two directors. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members. During such times as the Company’s Common Stock is registered under the Securities Exchange Act of 1934 (the “1934 Act”), at least two members of the Committee shall be “non-employee directors” within the meaning of Rule 16b-3 promulgated under the 1934 Act and “outside directors” within the meaning of Section 162(m)(4)(C)(I) of the Internal Revenue Code of 1986, as amended (the “Code”).

      The Committee will have authority, not inconsistent with the express provisions of the Plan and in addition to other authority granted under the Plan, to (a) grant Awards at such time or times as it may choose; (b) determine the size of each Award, including the number of shares of Stock subject to the Award; (c) determine the type or types of each Award; (d) determine the terms and conditions of each Award; (e) waive compliance by a holder of an Award with any obligations to be performed by such holder under an Award and waive any terms or conditions of an Award; (f) amend or cancel an existing Award in whole or in part (and if an Award is canceled, grant another Award in its place on such terms and conditions as the Committee shall specify), except that the Committee may not, without the consent of the holder of an Award, take any action under this clause with respect to such Award if such action would adversely affect the rights of such holder; (g) prescribe the form or forms of instruments that are required or deemed appropriate under the Plan, including any written notices and elections required of Participants (as defined below), and change such forms from time to time; (h) adopt, amend and rescind rules and regulations for the administration of the Plan; and (i) interpret the Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, will be conclusive and will bind all parties. Nothing in this paragraph shall be construed as limiting the power of the Committee to make adjustments under Section 8.6.

3.  EFFECTIVE DATE AND TERM OF PLAN

      The Plan will become effective on the date on which it is approved by the stockholders of the Company. Awards may be made prior to such stockholder approval if made subject thereto. No Award may be granted under the Plan after May 19, 2008, but Awards previously granted may extend beyond that date.

4.  SHARES SUBJECT TO THE PLAN

      Subject to adjustment as provided in Section 8.6, the aggregate number of shares of Stock that have been, or may be, delivered under the Plan are 2,000,000. If any Award requiring exercise by the Participant for delivery of Stock terminates without having been exercised in full, or if any Award payable in Stock or cash is satisfied in cash rather than Stock, the number of shares of Stock as to which such Award was not exercised or for which cash was substituted will be available for future grants.

      Subject to Section 8.6(a), the maximum number of shares of Stock as to which Options or Stock Appreciation Rights may be granted to any Participant in any one calendar year is 250,000, which limitation shall be construed and applied consistently with the rules under Section 162(m) of the Code.

      Stock delivered under the Plan may be either authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.

5.  ELIGIBILITY AND PARTICIPATION

      Each employee of the Company or any of its subsidiaries (an “Employee”) and each other person or entity (including without limitation non-Employee directors of the Company or a subsidiary of the Company) who, in the opinion of the Committee, is in a position to make a significant contribution to the success of the Company or its subsidiaries will be eligible to receive Awards under the Plan (each such Employee, person or entity receiving an Award, a “Participant”). A “subsidiary” for purposes of the Plan will be a corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock.

6.  TYPES OF AWARDS

      6.1. Options

      (a) Nature of Options. An Option is an Award giving the recipient the right, on exercise thereof, to purchase Stock.

      Both “incentive stock options,” as defined in Section 422(b) of the Code (any Option intended to qualify as an incentive stock option being hereinafter referred to as an “ISO”), and Options that are not ISOs, may be granted under the Plan. ISOs shall be awarded only to Employees. An Option awarded under the Plan shall be a non-ISO unless it is expressly designated as an ISO at time of grant.

      (b) Exercise Price. The exercise price of an Option will be determined by the Committee subject to the following:

(1) The exercise price of an ISO or an Option intended to qualify as performance based compensation under Section 162(m) of the Code shall not be less than 100% of the fair market value of the Stock subject to the Option, determined as of the time the Option is granted.

(2) In no case may the exercise price paid for Stock which is part of an original issue of authorized Stock be less than the par value per share of the Stock.

      (c) Duration of Options. The latest date on which an Option may be exercised will be the tenth anniversary of the day immediately preceding the date the Option was granted, or such earlier date as may have been specified by the Committee at the time the Option was granted.

      (d) Exercise of Options. An Option will become exercisable at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised. Any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (1) any documents required by the Committee and (2) payment in full in accordance with paragraph (e) below for the number of shares for which the Option is exercised.

      (e) Payment for Stock. Stock purchased on exercise of an Option must be paid for as follows: (1) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company or (2) if so permitted by the Committee at or after the grant of the Option or by the instrument evidencing the Option, (i) through the delivery of shares of Stock which have been held for at least six months (unless the Committee approves a shorter period) and which have a fair market value equal to the exercise price, (ii) by delivery of an unconditional and irrevocable undertaking by a broker, bank or other financial institution, acceptable to the Company, to deliver promptly to the Company sufficient funds to pay the exercise price, or (iii) by any combination of the foregoing permissible forms of payment.

      (f) Discretionary Payments. If (i) the market price of shares of Stock subject to an Option (other than an Option which is in tandem with a Stock Appreciation Right as described in Section 6.2) exceeds the exercise price of the Option at the time of its exercise, and (ii) the person exercising the Option so requests the Committee in writing, the Committee may in its sole discretion cancel the Option and cause the Company to pay in cash or in shares of Stock (at a price per share equal to the fair market value per share) to the person exercising the Option an amount equal to the difference between the fair market value of the Stock which would have been purchased pursuant to the exercise (determined on the date the Option is canceled) and the aggregate exercise price which would have been paid.

      6.2. Stock Appreciation Rights.

      (a) Nature of Stock Appreciation Rights. A Stock Appreciation Right (or “SAR”) is an Award entitling the holder, on exercise, to receive an amount in cash or Stock or a combination thereof (such form to be determined by the Committee) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Stock. SARs may be based solely on appreciation in the fair market value of Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Committee.

      (b) Grant of Stock Appreciation Rights. SARs may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Rules Applicable to Tandem Awards. When SARs are granted in tandem with Options, (a) the SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option; (b) the SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (c) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (d) the SAR will be transferable only with the related Option.

(2) Exercise of Independent SARs. A SAR not granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time accelerate the time at which all or any part of the SAR may be exercised.

      Any exercise of an independent SAR must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by any other documents required by the Committee.

      6.3. Restricted and Unrestricted Stock.

      (a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee may grant shares of Stock in such amounts and upon such terms and conditions as the Committee shall determine subject to the restrictions described below (“Restricted Stock”).

      (b) Restricted Stock Agreement. The Committee may require, as a condition to an Award, that a recipient of a Restricted Stock Award enter into a Restricted Stock Award Agreement, setting forth the terms and conditions of the Award. In lieu of a Restricted Stock Award Agreement, the Committee may provide the terms and conditions of an Award in a notice to the Participant of the Award, on the Stock certificate representing the Restricted Stock, in the resolution approving the Award, or in such other manner as it deems appropriate.

      (c) Transferability and Other Restrictions. Except as otherwise provided in this Section 6.3, the shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period or periods established by the Committee and the satisfaction of any other conditions or restrictions established by the Committee (such period during which a share of Restricted Stock is subject to such restrictions and conditions is referred to as the “Restricted Period”). Except as the Committee may otherwise determine under Section 7.1, if a Participant suffers a Termination of Service (as defined at Section 7.1) for any reason during the Restricted Period, the Company may purchase the shares of Restricted Stock subject to such restrictions and conditions for the amount of cash paid by the Participant for such shares; provided, that if no cash was paid by the Participant such shares of Restricted Stock shall be automatically forfeited to the Company.

      During the Restricted Period with respect to any shares of Restricted Stock, the Company shall have the right to retain in the Company’s possession the certificate or certificates representing such shares.

      (d) Removal of Restrictions. Except as otherwise provided in this Section 6.3, a share of Restricted Stock covered by a Restricted Stock grant shall become freely transferable by the Participant upon completion of the Restricted Period, including the passage of any applicable period of time and satisfaction of any conditions to vesting. The Committee, in its sole discretion, shall have the right at any time immediately to waive all or any part of the restrictions and conditions with regard to all or any part of the shares held by any Participant.

      (e) Voting Rights, Dividends and Other Distributions. During the Restricted Period, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights and shall receive all regular cash dividends paid with respect to such shares. Except as the Committee shall otherwise determine, any other cash dividends and other distributions paid to Participants with respect to shares of Restricted Stock, including any dividends and distributions paid in shares, shall be subject to the same restrictions and conditions as the shares of Restricted Stock with respect to which they were paid.

      (f) Other Awards Settled with Restricted Stock. The Committee may, at the time any Award described in this Section 6 is granted, provide that any or all the Stock delivered pursuant to the Award will be Restricted Stock.

      (g) Unrestricted Stock. Subject to the terms and provisions of the Plan, the Committee may grant shares of Stock free of restrictions under the Plan in such amounts and upon such terms and conditions as the Committee shall determine.

      (h) Notice of Section 83(b) Election. Any Participant making an election under Section 83(b) of the Code with respect to Restricted Stock must provide a copy thereof to the Company within 10 days of filing such election with the Internal Revenue Service.

      6.4. Deferred Stock.

      A Deferred Stock Award entitles the recipient to receive shares of Stock to be delivered in the future. Delivery of the Stock will take place at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time accelerate the time at which delivery of all or any part of the Stock will take place. At the time any Award described in this Section 6.4 is granted, the Committee may provide that, at the time Stock would otherwise be delivered pursuant to the Award, the Participant will instead receive an instrument evidencing the Participant’s right to future delivery of Deferred Stock.

      6.5. Performance Awards; Performance Goals.

      (a) Nature of Performance Awards. A Performance Award entitles the recipient to receive, without payment, an amount in cash or Stock or a combination thereof (such form to be determined by the Committee) following the attainment of Performance Goals (as hereinafter defined). Performance Goals may be related to personal performance, corporate performance, departmental performance or any other category of performance established by the Committee. The Committee will determine the Performance Goals, the period or periods during which performance is to be measured and all other terms and conditions applicable to the Award.

      (b) Other Awards Subject to Performance Condition. The Committee may, at the time any Award described in this Section 6.5 is granted, impose the condition (in addition to any conditions specified or authorized in this Section 6 or any other provision of the Plan) that Performance Goals be met prior to the Participant’s realization of any payment or benefit under the Award. Any such Award made subject to the achievement of Performance Goals (other than an Option or SAR) shall be treated as a Performance Award for purposes of Section 6.5(c) below.

      (c) Limitations and Special Rules. In the case of any Performance Award intended to qualify for the performance-based remuneration exception described in Section 162(m)(4)(C) of the Code and the regulations thereunder (an “Exempt Award”), the Committee shall in writing preestablish specific Performance Goals. A Performance Goal must be established prior to passage of 25% of the period of time over which attainment of such goal is to be measured. “Performance Goal” means criteria based upon any one or more of the following (on a consolidated, divisional, subsidiary, line of business or geographical basis or in combinations thereof): (i) sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; inventory level or turns; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a Change of Control; or any combination of the foregoing. A Performance Goal and targets with respect thereto determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss. The maximum Exempt Award payable to any Participant in respect of any such Performance Goal for any year shall not exceed $2,500,000. Payment of Exempt Awards based upon a Performance Goal for calendar years 2006 and thereafter is conditioned upon reapproval by Company’s shareholders no later than Employer’s first meeting of shareholders in 2005.

      6.6. Loans and Supplemental Grants.

      (a) Loans. The Company may make a loan to a Participant (“Loan”), either on the date of or after the grant of any Award to the Participant. A Loan may be made either in connection with the purchase of Stock under the Award or with the payment of any Federal, state and local income tax with respect to income recognized as a result of the Award. The Committee will have full authority to decide whether to make a Loan and to determine the amount, terms and conditions of the Loan, including the interest rate (which may be zero), whether the Loan is to be secured or unsecured or with or without recourse against the borrower, the terms on which the Loan is to be repaid and the conditions, if any, under which it may be forgiven. However, no Loan may have a term (including extensions) exceeding ten years in duration.

      (b) Supplemental Grants. In connection with any Award, the Committee may at the time such Award is made or at a later date, provide for and grant a cash award to the Participant (“Supplemental Grant”) not to exceed an amount equal to (1) the amount of any federal, state and local income tax on ordinary income for which the Participant may be liable with respect to the Award, determined by assuming taxation at the highest marginal rate, plus (2) an additional amount on a grossed-up basis intended to make the Participant whole on an after-tax basis after discharging all the Participant’s income tax liabilities arising from all payments under this Section 6. Any payments under this subsection (b) will be made at the time the Participant incurs Federal income tax liability with respect to the Award.

      6.7 Other Stock-Based Awards

      (a) Nature of Other Stock-Based Awards. Subject to the terms and provisions of the Plan, the Committee may grant Other Stock-Based Awards consisting of Awards that are valued in whole or in part by reference to, or are otherwise calculated by reference to or based on, shares of Stock, including without limitation, (i) units of limited partnership or membership interests in Subsidiary Partnerships (as defined below) through which the Company conducts a significant portion of its business (“Units”), (ii) convertible, exchangeable or redeemable Units and other convertible or exchangeable securities or equity interests, and (iii) Awards valued by reference to book value, fair value or performance parameters relative to the Company or any Subsidiary Partnership or group of Subsidiary Partnerships. “Subsidiary Partnership” means any limited partnership, general partnership, limited liability company or corporate entity in any unbroken chain of subsidiaries or Subsidiary Partnerships, beginning with the Company, if each of the entities (other than the last entity in the unbroken chain) owns shares or other interests possessing 50% or more of the economic interest or total combined voting power of all classes of shares or other interests in one of the other entities in the chain.

      For purposes of calculating the number of shares of Stock underlying an Other Stock-Based Award relative to the total number of shares of Stock reserved and available for issuance under Section 4 of the Plan, the Committee shall establish in good faith the maximum number of shares of Stock to which a grantee of such Other Stock-Based Award may be entitled upon fulfillment of all applicable conditions and performance goals set forth in the relevant Award documentation, including vesting, accretion factors, conversion ratios, exchange ratios and the like. If and when any such conditions are no longer capable of being met, in whole or in part, the number of shares of Stock underlying such Other Stock-Based Award shall be reduced accordingly by the Committee and the related shares of Stock shall be added back to the shares of Stock available for issuance under the Plan.

      Subject to Section 8.2, Other Stock-Based Awards may include dividend equivalent rights entitling the Participant to receive credits or distributions based on cash dividends that would have been paid on the shares of Stock into or for which Units or other securities underlying the Award may be converted or exchanged, in each case on terms and conditions specified in the Award agreement, if such shares had been issued to and held by the Participant. Dividend equivalents credited to a Participant with respect to Other Stock-Based Awards may be paid currently or may be deemed to be reinvested at fair market value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any, and thereafter accrue additional equivalents. Dividend equivalents granted as a component of an Other Stock-Based Award may be settled in cash, Stock or a combination thereof, in a single installment or installments, and shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such Award, and expire or be forfeited or annulled under the same conditions as such Award.

      (b) Grant and Documentation of Other Stock-Based Awards. Other Stock-Based Awards may be granted either alone or in combination with other Awards permitted under the Plan and shall be evidenced by a written instrument pursuant to Section 8.1 of the Plan. The Committee may require, as a condition to an Other Stock-Based Award, that a recipient become a partner or member of a Subsidiary Partnership and enter into one or more agreements setting forth the terms and conditions of the Award, or may provide the terms and conditions of the Award in such other manner as it deems appropriate. The Committee shall determine the recipients of, and the time or times at which, Other Stock-Based Awards shall be made; the number of shares of Stock, Units or other securities to be awarded; the price, if any, to be paid by the recipient for the acquisition of Other Stock-Based Awards; and the restrictions and conditions applicable to Other Stock-Based Awards. Conditions may include any of the terms and conditions permissible with respect to Restricted Stock Awards, Deferred Stock Awards or Performance Awards under the Plan, and may be based on continuing employment (or other service relationship), computation of financial metrics and/or achievement of pre-established performance goals and objectives. The provisions of the grant of Other Stock-Based Awards need not be the same with respect to each recipient.

      (c) Transferability. Except as otherwise provided in this Section 6.7, Other Stock-Based Awards granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period or periods established by the Committee and the satisfaction of any other conditions or restrictions established by the Committee (such period during which securities underlying Other Stock-Based Awards are subject to such restrictions and conditions is referred to as the “Restricted Period”). During the Restricted Period with respect to any Other Stock-Based Awards, the Company shall have the right to retain in the Company’s possession any certificate or certificates representing the underlying Stock, Units or other securities. Except as otherwise provided in this Section 6.7, securities covered by an Other Stock-Based Award shall become freely transferable by the Participant upon completion of the Restricted Period, including the passage of any applicable period of time and satisfaction of any conditions to vesting. The Committee, in its sole discretion, shall have the right at any time immediately to waive all or any part of the restrictions and conditions with regard to all or any part of the Other Stock-Based Awards held by any Participant.

      (d) Voting Rights, Dividends and Other Distributions. During the Restricted Period, Participants may exercise any voting or other rights attributable to Stock, Units or other securities underlying Other Stock-Based Awards, and may retain any dividends, dividend equivalents or other distributions or payments with respect thereto, subject in each case to such restrictions or conditions, if any, as the Committee shall determine in its sole discretion. Until such time as an Other Stock-Based Award is actually converted into, exchanged for, or paid out in Stock, a recipient shall have no rights as a shareholder.

      (e) Termination of Service. Except as the Committee may otherwise determine under Section 7.1, if a Participant suffers a Termination of Service (as defined in Section 7.1) for any reason during the Restricted Period, any outstanding Other Stock-Based Awards previously granted to such Participant shall be subject to such terms and conditions as set forth in the Award agreement governing such Other Stock-Based Awards. For purposes of Section 7.1, Other Stock-Based Awards shall be treated as either Restricted Stock Awards, Deferred Stock Awards, or Performance Awards depending on the terms, conditions and substantive features of each Other Stock-Based Award relative to such other Awards, as determined in good faith by the Committee, unless otherwise provided by the Committee in the Award agreement or otherwise.

7.  EVENTS AFFECTING OUTSTANDING AWARDS

      7.1. Termination of Service.

      If a Participant who is an Employee ceases to be an Employee, or if there is a termination of the consulting, service or similar relationship in respect of which a non-Employee Participant was granted an Award hereunder (such termination of the employment or other relationship to be referred to as a “Termination of Service”), except as otherwise provided by the Committee with respect to an Award, the following will apply:

      (a) Options and SARs.

(1) All Options and SARs held by the Participant immediately prior to the Termination of Service may be exercised as follows:

(i) If the Termination of Service is on account of the Participant’s death, such Awards may be fully exercised without regard to vesting requirements by the Participant’s executor, administrator or personal representative or the person or persons to whom the Option or Right is transferred by will or the applicable laws of descent and distribution, at any time within the one year period ending with the first anniversary of the Participant’s death, and shall thereupon terminate.

(ii) If Termination of Service is on account of retirement due to disability, as determined by the Company’s Employee Policy Manual, such Award may be immediately fully exercised in accordance with the original terms of the Award, except there shall be no vesting requirements.

(iii) If the Termination of Service is on account of the Participant’s retirement as determined by the Company’s Employee Policy Manual other than as the result of disability, as described above, such Awards may be exercised by the Participant at any time in accordance with the original terms of the Award.

(iv) If the Termination of Service is for any other reason, such Awards may be exercised, to the extent exercisable, by the Participant at any time within the three-month period following the Termination, and shall thereupon terminate, unless the Award provides by its terms for immediate termination of the Award in the event of such a Termination of Service or unless the Termination of Service results from a discharge for cause that, in the opinion of the Committee, casts such discredit on the Participant as to justify immediate termination of the Award.

(2) In no event, however, shall an Option or SAR remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7.

(3) Options and SARs held by a Participant immediately prior to the Termination of Service that are not then exercisable shall terminate upon the Termination of Service.

      (b) Restricted Stock. Restricted Stock held by the Participant must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant) in accordance with Section 6.3(c).

      (c) Deferred Stock and Performance Awards. Any payment or benefit under a Deferred Stock Award, Performance Award or Supplemental Grant to which the Participant was not irrevocably entitled prior to the Termination of Service will be forfeited and the Award canceled upon the Termination of Service.

      (d) Special Circumstances. In the case of a Participant who is an Employee, a Termination of Service shall not be deemed to have resulted by reason of (i) a sick leave or other bona fide leave of absence approved in accordance with the Company’s Employee Policy Manual, or (ii) a transfer of employment between the Company and a subsidiary or between subsidiaries, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an option in a transaction to which Section 424(a) of the Code applies.

      7.2. Change of Control Provisions.

      (a) Effect of Change of Control. Notwithstanding any other provision of the Plan to the contrary, except as otherwise explicitly provided by the Committee in writing with respect to a particular Award at the time the Award is granted, in the event of a Change of Control:

(1) Acceleration of Awards. As of the date on which such Change of Control is determined to have occurred, (i) Options and SARs that are outstanding and that are not then exercisable shall become exercisable to the full extent of the original grants; (ii) shares of Restricted Stock that are not otherwise vested shall vest (and any Stock to be delivered under any other Award as Restricted Stock shall upon delivery be unrestricted); (iii) holders of Performance Awards granted hereunder as to which the relevant performance period has not ended shall be entitled at the time of the Change of Control to receive a cash payment per Performance Award equal to the full value of the cash component of such Award (if any) plus the fair market value of any Stock included in such Award; (iv) any Deferred Stock that has been awarded but not delivered shall be delivered immediately; (v) any Supplemental Grant that has been awarded but not paid shall be paid immediately; and (vi) any Loan containing a provision for forgiveness shall be forgiven immediately, and any other Loan may, at the discretion of the Committee, be forgiven regardless of the original conditions of the Loan.

(2) Termination of Awards in Certain Transactions. If, as part of, or in connection with, the Change of Control, there occurs a merger or consolidation in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company’s outstanding stock by a person, entity or group of persons and/or entities acting in concert or there is a dissolution or liquidation of the Company, Awards payable in Stock that are not cashed out or otherwise disposed of in or prior to the transaction will terminate.

(3) Restriction on Termination of Awards Due to Termination of Employment. Awards that remain outstanding after a Change of Control shall not be terminated as a result of a Termination of Service, other than by reason of death, and shall continue to be exercisable in accordance with their original terms.

(4) Restriction on Amendment. In connection with or following a Change of Control, neither the Committee nor the Board may impose additional conditions upon exercise or otherwise amend or restrict an Award, or amend the terms of the Plan in any manner adverse to the holder thereof, without the written consent of such holder.

      Notwithstanding the foregoing, if any right granted pursuant to this Section 7.2 would make a Change of Control transaction ineligible for pooling of interests accounting under applicable accounting principles that but for this Section 7.2 would otherwise be eligible for such accounting treatment, the Committee shall have the authority to substitute stock for the cash which would otherwise be payable pursuant to this Section 7.2 having a fair market value equal to such cash.

      (b) Definition of Change of Control. A “Change of Control” shall be deemed to have occurred if and when:

(1) The Company ceases to be a publicly owned corporation having at least 500 stockholders; or

(2) There occurs any event or series of events that would be required to be reported as a change of control in response to Item 1(a) on a Form 8-K filed by the Company under the 1934 Act or in any other filing by the Company with the Securities and Exchange Commission unless the person (“Person”), as that term is defined or used in Section 13(d) or 14(d)(2) of the 1934 Act, acquiring control is an affiliate of the Company as of the date the Plan is approved by stockholders of the Company; or

(3) The Company executes an agreement of acquisition, merger, or consolidation which contemplates that after the effective date provided for in the agreement all or substantially all of the business and/or assets of the Company will be controlled by another Person; provided, however, for purposes of this subparagraph (3) that (i) if such an agreement requires as a condition precedent approval by the Company’s shareholders of the agreement or transaction, a Change of Control shall not be deemed to have taken place unless and until such approval is secured and, (ii) if the voting shareholders of such other Person shall, immediately after such effective date, be substantially the same as the voting shareholders of the Company immediately prior to such effective date, the execution of such agreement shall not, by itself, constitute a “Change of Control”; or

(4) Any Person (other than the Company, a majority-owned subsidiary of the Company, an employee benefit plan maintained by the Company or a majority-owned subsidiary of the Company) becomes the beneficial owner, directly or indirectly (either as a result of the acquisition of securities or as the result of an arrangement or understanding, including the holding of proxies, with or among security holders), of securities of the Company representing more than 25% of the votes that could then be cast in an election for members of the Board unless within 15 days of being advised that such ownership level has been reached, the Company’s board of directors adopts a resolution approving the acquisition of that level of securities ownership by such Person; or

(5) During any period of 24 consecutive months, commencing after the date this Plan is approved by stockholders of the Company, individuals who at the beginning of such 24-month period were directors of the Company shall cease to constitute at least a majority of the Board, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two thirds of (i) the directors then in office who were directors at the beginning of the 24-month period, or (ii) the directors specified in clause (i) plus directors whose election has been so approved by directors specified in clause (i).

8.  GENERAL PROVISIONS

      8.1. Documentation of Awards.

      Awards will be evidenced by such written instruments, if any, as may be prescribed by the Committee from time to time. Such instruments may be in the form of agreements to be executed by both the Participant and the Company, or certificates, letters or similar instruments, which need not be executed by the Participant but acceptance of which will evidence agreement to the terms thereof.

      8.2. Rights as a Stockholder, Dividend Equivalents.

      Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a stockholder; the Participant will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Award, only upon the issuance of Stock. However, the Committee may, on such conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Stock subject to the Participant’s Award had such Stock been outstanding. Without limitation, the Committee may provide for payment to the Participant of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Participant.

      8.3. Conditions on Delivery of Stock.

      The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove restriction from shares previously delivered under the Plan (a) until all conditions of the Award have been satisfied or removed, (b) until, in the opinion of the Company’s counsel, all applicable federal and state laws and regulation have been complied with, (c) if the outstanding Stock is at the time listed on any stock exchange or The NASDAQ National Market, until the shares to be delivered have been listed or authorized to be listed on such exchange or market and the Company has received official notice of the listing of such shares, and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company’s counsel. If a sale of Stock which is required to be registered under the Securities Act of 1933, as amended, has not been so registered, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

      If an Award is exercised by the Participant’s legal representative, the Company will be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of such representative.

      8.4 Tax Withholding.

      The Company will withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all federal, state and local withholding tax requirements (the “withholding requirements”).

      In the case of an Award pursuant to which Stock may be delivered, the Committee will have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Stock or removal of restrictions thereon. If and to the extent that such withholding is required, the Committee may permit the Participant or such other person to elect at such time and in such manner as the Committee provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, stock having a value calculated to satisfy the withholding requirement. The Committee may make such share withholding mandatory with respect to any Award at the time such Award is made to a Participant.

      If at the time an ISO is exercised the Committee determines that the Company could be liable for withholding requirements with respect to the exercise or with respect to a disposition of the Stock received upon exercise, the Committee may require as a condition of exercise that the person exercising the ISO agree (a) to provide for withholding under the preceding paragraph of this Section 8.4, if the Committee determines that a withholding responsibility may arise in connection with such exercise, (b) to inform the Company promptly of any disposition (within the meaning of section 424(c) of the Code) of Stock received upon exercise, and (c) to give such security as the Committee deems adequate to meet the potential liability of the Company for the withholding requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

      8.5. Transferability of Awards.

      Unless otherwise permitted by the Committee, no Award (other than an Award in the form of an outright transfer of cash or Unrestricted Stock) may be transferred other than by will or by the laws of descent and distribution.

      8.6. Adjustments in the Event of Certain Transactions.

      (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company’s capitalization, or other distribution to holders of Stock other than normal cash dividends, after the effective date of the Plan, the Committee will make any appropriate adjustments to the maximum number of shares that may be delivered under the Plan under the first paragraph of Section 4 above and to the limits described in the second paragraph of Section 4 and in Section 6.5(c).

      (b) In any event referred to in paragraph (a), the Committee will also make any appropriate adjustments to the number and kind of shares of Stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change. The Committee may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan; provided, that adjustments pursuant to this sentence shall not be made to the extent it would cause any Award intended to be exempt under Section 162(m)(4)(c) of the Code to fail to be so exempt.

      (c) In the case of ISOs, the adjustments described in (a) and (b) will be made only to the extent consistent with continued qualification of the option under Section 422 of the Code (in the case of an ISO) or Section 162(m) of the Code.

      8.7. Employment Rights, Etc.

      Neither the adoption of the Plan nor the grant of Awards will confer upon any person any right to continued retention by the Company or any subsidiary as an Employee or otherwise, or affect in any way the right of the Company or subsidiary to terminate an employment, service or similar relationship at any time. Except as specifically provided by the Committee in any particular case, the loss of existing or potential profit in Awards granted under the Plan will not constitute an element of damages in the event of termination of an employment, service or similar relationship even if the termination is in violation of an obligation of the Company to the Participant.

      8.8. Deferral of Payments.

      The Committee may agree at any time, upon request of the Participant, to defer the date on which any payment under an Award will be made.

      8.9. Past Services as Consideration.

      Where a Participant purchases Stock under an Award for a price equal to the par value of the Stock, the Committee may determine that such price has been satisfied by past services rendered by the Participant.

9.  EFFECT, AMENDMENT AND TERMINATION

      Neither adoption of the Plan nor the grant of Awards to a Participant will affect the Company’s right to grant to such Participant awards that are not subject to the Plan, to issue to such Participant Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to Employees.

      The Committee may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards, provided that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify for the award of ISOs under Section 422 of the Code or for the award of performance-based compensation under Section 162(m) of the Code.

APPENDIX C

FIRST AMENDMENT

TO THE KOGER EQUITY, INC.
AMENDED AND RESTATED 1998 EQUITY AND CASH INCENTIVE PLAN

      Pursuant to the powers reserved to it in Section 9 of the Koger Equity, Inc. amended and restated 1998 Equity and Cash Incentive Plan (the “1998 Plan”), the Compensation Committee of Koger Equity, Inc. hereby amends the 1998 Plan, subject to shareholder approval, effective as of April 22, 2004, as follows:

      Section 6 of the 1998 Plan is amended by adding the following to the end thereof as Section 6.7:

      6.7 Other Stock-Based Awards

      (a) Nature of Other Stock-Based Awards. Subject to the terms and provisions of the Plan, the Committee may grant Other Stock-Based Awards consisting of Awards that are valued in whole or in part by reference to, or are otherwise calculated by reference to or based on, shares of Stock, including without limitation, (i) units of limited partnership or membership interests in Subsidiary Partnerships (as defined below) through which the Company conducts a significant portion of its business (“Units”), (ii) convertible, exchangeable or redeemable Units and other convertible or exchangeable securities or equity interests, and (iii) Awards valued by reference to book value, fair value or performance parameters relative to the Company or any Subsidiary Partnership or group of Subsidiary Partnerships. “Subsidiary Partnership” means any limited partnership, general partnership, limited liability company or corporate entity in any unbroken chain of subsidiaries or Subsidiary Partnerships, beginning with the Company, if each of the entities (other than the last entity in the unbroken chain) owns shares or other interests possessing 50% or more of the economic interest or total combined voting power of all classes of shares or other interests in one of the other entities in the chain.

      For purposes of calculating the number of shares of Stock underlying an Other Stock-Based Award relative to the total number of shares of Stock reserved and available for issuance under Section 4 of the Plan, the Committee shall establish in good faith the maximum number of shares of Stock to which a grantee of such Other Stock-Based Award may be entitled upon fulfillment of all applicable conditions and performance goals set forth in the relevant Award documentation, including vesting, accretion factors, conversion ratios, exchange ratios and the like. If and when any such conditions are no longer capable of being met, in whole or in part, the number of shares of Stock underlying such Other Stock-Based Award shall be reduced accordingly by the Committee and the related shares of Stock shall be added back to the shares of Stock available for issuance under the Plan.

      Subject to Section 8.2, Other Stock-Based Awards may include dividend equivalent rights entitling the Participant to receive credits or distributions based on cash dividends that would have been paid on the shares of Stock into or for which Units or other securities underlying the Award may be converted or exchanged, in each case on terms and conditions specified in the Award agreement, if such shares had been issued to and held by the Participant. Dividend equivalents credited to a Participant with respect to Other Stock-Based Awards may be paid currently or may be deemed to be reinvested at fair market value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any, and thereafter accrue additional equivalents. Dividend equivalents granted as a component of an Other Stock-Based Award may be settled in cash, Stock or a combination thereof, in a single installment or installments, and shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such Award, and expire or be forfeited or annulled under the same conditions as such Award.

      (b) Grant and Documentation of Other Stock-Based Awards. Other Stock-Based Awards may be granted either alone or in combination with other Awards permitted under the Plan and shall be evidenced by a written instrument pursuant to Section 8.1 of the Plan. The Committee may require, as a condition to an Other Stock-Based Award, that a recipient become a partner or member of a Subsidiary Partnership and enter into one or more agreements setting forth the terms and conditions of the Award, or may

C-1

provide the terms and conditions of the Award in such other manner as it deems appropriate. The Committee shall determine the recipients of, and the time or times at which, Other Stock-Based Awards shall be made; the number of shares of Stock, Units or other securities to be awarded; the price, if any, to be paid by the recipient for the acquisition of Other Stock-Based Awards; and the restrictions and conditions applicable to Other Stock-Based Awards. Conditions may include any of the terms and conditions permissible with respect to Restricted Stock Awards, Deferred Stock Awards or Performance Awards under the Plan, and may be based on continuing employment (or other service relationship), computation of financial metrics and/or achievement of pre-established performance goals and objectives. The provisions of the grant of Other Stock-Based Awards need not be the same with respect to each recipient.

      (c) Transferability. Except as otherwise provided in this Section 6.7, Other Stock-Based Awards granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period or periods established by the Committee and the satisfaction of any other conditions or restrictions established by the Committee (such period during which securities underlying Other Stock-Based Awards are subject to such restrictions and conditions is referred to as the “Restricted Period”). During the Restricted Period with respect to any Other Stock-Based Awards, the Company shall have the right to retain in the Company’s possession any certificate or certificates representing the underlying Stock, Units or other securities. Except as otherwise provided in this Section 6.7, securities covered by an Other Stock-Based Award shall become freely transferable by the Participant upon completion of the Restricted Period, including the passage of any applicable period of time and satisfaction of any conditions to vesting. The Committee, in its sole discretion, shall have the right at any time immediately to waive all or any part of the restrictions and conditions with regard to all or any part of the Other Stock-Based Awards held by any Participant.

      (d) Voting Rights, Dividends and Other Distributions. During the Restricted Period, Participants may exercise any voting or other rights attributable to Stock, Units or other securities underlying Other Stock-Based Awards, and may retain any dividends, dividend equivalents or other distributions or payments with respect thereto, subject in each case to such restrictions or conditions, if any, as the Committee shall determine in its sole discretion. Until such time as an Other Stock-Based Award is actually converted into, exchanged for, or paid out in Stock, a recipient shall have no rights as a shareholder.

      (e) Termination of Service. Except as the Committee may otherwise determine under Section 7.1, if a Participant suffers a Termination of Service (as defined in Section 7.1) for any reason during the Restricted Period, any outstanding Other Stock-Based Awards previously granted to such Participant shall be subject to such terms and conditions as set forth in the Award agreement governing such Other Stock-Based Awards. For purposes of Section 7.1, Other Stock-Based Awards shall be treated as either Restricted Stock Awards, Deferred Stock Awards, or Performance Awards depending on the terms, conditions and substantive features of each Other Stock-Based Award relative to such other Awards, as determined in good faith by the Committee, unless otherwise provided by the Committee in the Award agreement or otherwise.

      IN WITNESS WHEREOF, the Compensation Committee has caused this First Amendment of the 1998 Plan to be duly executed on this 22nd day of April, 2004, subject to approval by the Company’s shareholders.

Attest:	KOGER EQUITY, INC.
By:

Name:
Title

C-2

Koger Equity, Inc.
ANNUAL MEETING OF SHAREHOLDERS
Thursday June 3, 2004
9:00 a.m.
Boca Raton Marriott
5150 Town Center Circle
Boca Raton, Florida

[LOGO] Koger Equity, Inc. 225 NE Mizner Boulevard, Suite 200 Boca Raton, Florida 33432	PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 3, 2004, and any adjournments thereof.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” all nominees for Director and “FOR” Proposals 2, 3 and 4.

By signing the proxy, you revoke all prior proxies and appoint Thomas J. Crocker, Victor A. Hughes, Jr. and James C. Teagle, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

There are three ways to vote your Proxy.

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Please only vote by one method below, unless you intend to revoke a prior vote under one of the other methods. Only the latest vote received by Koger Equity, Inc. will count.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on June 2, 2004.

•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.

     VOTE BY INTERNET — http://www.eproxy.com/ke/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on June 2, 2004.

•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

•	Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Koger Equity, Inc., c/o Shareowner Services™, P.O. Box 64873, St. Paul, MN 55164-0873.

Please detach here

The Board of Directors Recommends a Vote FOR All Nominees.
1.	Election of Directors:
	01	D. Pike Aloian	05	Victor A. Hughes, Jr.	☐ FOR all nominees (except as marked)
	02	Benjamin C. Bishop, Jr.	06	George F. Staudter
	03	Thomas J. Crocker	07	James C. Teagle	☐ WITHHELD from all nominees.
	04	David B. Hiley
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
The Board of Directors Recommends a Vote FOR Proposals 2, 3 and 4.
2. Ratify the selection of Deloitte & Touche LLP as independent accountants for the fiscal year ending December 31, 2004. ☐ FOR ☐ AGAINST ☐ ABSTAIN
3. Approve the amended and restated articles of incorporation to change the Company’s name to “CRT Properties, Inc.” ☐ FOR ☐ AGAINST ☐ ABSTAIN
4. Approve the Company’s proposal to amend the Company’s amended and restated 1998 Equity and Cash Incentive Plan to authorize grants of a new type of stock-based award. ☐ FOR ☐ AGAINST ☐ ABSTAIN
5. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting and any adjournment thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” ON ALL NOMINEES AND “FOR” PROPOSALS 2, 3 AND 4.
Address Change? Mark Box ☐
Indicate changes below:				Date:

Signature(s) in Box
				Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.